Exhibit 99.3

Supplemental Information

Third Quarter 2011

This information is preliminary and based on company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation and Subsidiaries

Table of Contents	Page

Consolidated Financial Highlights	2
Supplemental Financial Data	3
Consolidated Statement of Income	4
Consolidated Balance Sheet	5,6
Capital Management	7
Core Net Interest Income	8
Quarterly Average Balances and Interest Rates	9,10
Year-to-Date Average Balances and Interest Rates	11,12
Debt Securities and Available-for-Sale Marketable Equity Securities	13
Quarterly Results by Business Segment	14
Year-to-Date Results by Business Segment	15
Deposits
Total Segment Results	16
Key Indicators	17
Card Services
Total Segment Results	18
Key Indicators	19
Consumer Real Estate Services
Total Segment Results	20
Quarterly and Year-to-Date Results	21
Key Indicators	22
Global Commercial Banking
Total Segment Results	23
Key Indicators	24
Global Banking & Markets
Total Segment Results	25
Key Indicators	26
Credit Default Swaps with Monoline Financial Guarantors	27
Investment Banking Product Rankings	28
Global Wealth & Investment Management
Total Segment Results	29
Key Indicators	30
All Other
Total Segment Results	31
Equity Investments	32
Outstanding Loans and Leases	33
Quarterly Average Loans and Leases by Business Segment	34
Commercial Credit Exposure by Industry	35
Net Credit Default Protection by Maturity Profile and Credit Exposure Debt Rating	36
Selected Emerging Markets	37
Selected European Countries	38
Nonperforming Loans, Leases and Foreclosed Properties	39
Nonperforming Loans, Leases and Foreclosed Properties Activity	40
Quarterly Net Charge-offs and Net Charge-off Ratios	41
Year-to-Date Net Charge-offs and Net Charge-off Ratios	42
Allocation of the Allowance for Credit Losses by Product Type	43

Exhibit A: Non-GAAP Reconciliations	44,45,46

Appendix: Selected Slides from the Third Quarter 2011 Earnings Release Presentation	47

Bank of America Corporation and Subsidiaries

Consolidated Financial Highlights

(Dollars in millions, except per share information; shares in thousands)

	Nine Months Ended September 30		Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2011	2010	2011	2011	2011	2010	2010
Income statement
Net interest income	$33,915	$39,084	$10,490	$11,246	$12,179	$12,439	$12,435
Noninterest income	34,651	48,738	17,963	1,990	14,698	9,959	14,265
Total revenue, net of interest expense	68,566	87,822	28,453	13,236	26,877	22,398	26,700
Provision for credit losses	10,476	23,306	3,407	3,255	3,814	5,129	5,396
Goodwill impairment	2,603	10,400	—	2,603	—	2,000	10,400
Merger and restructuring charges	537	1,450	176	159	202	370	421
All other noninterest expense (1)	57,612	50,394	17,437	20,094	20,081	18,494	16,395
Income tax expense (benefit)	(2,117)	3,266	1,201	(4,049)	731	(2,351)	1,387
Net income (loss)	(545)	(994)	6,232	(8,826)	2,049	(1,244)	(7,299)
Preferred stock dividends	954	1,036	343	301	310	321	348
Net income (loss) applicable to common shareholders	(1,499)	(2,030)	5,889	(9,127)	1,739	(1,565)	(7,647)
Diluted earnings (loss) per common share (2)	(0.15)	(0.21)	0.56	(0.90)	0.17	(0.16)	(0.77)
Average diluted common shares issued and outstanding (2)	10,095,859	9,706,951	10,464,395	10,094,928	10,181,351	10,036,575	9,976,351
Dividends paid per common share	$0.03	$0.03	$0.01	$0.01	$0.01	$0.01	$0.01

Performance ratios
Return on average assets	n/m	n/m	1.07%	n/m	0.36%	n/m	n/m
Return on average common shareholders’ equity	n/m	n/m	11.40	n/m	3.29	n/m	n/m
Return on average tangible common shareholders’ equity (3)	n/m	n/m	18.30	n/m	5.28	n/m	n/m
Return on average tangible shareholders’ equity (3)	n/m	n/m	17.03	n/m	5.54	n/m	n/m
At period end
Book value per share of common stock	$20.80	$21.17	$20.80	$20.29	$21.15	$20.99	$21.17
Tangible book value per share of common stock (3)	13.22	12.91	13.22	12.65	13.21	12.98	12.91
Market price per share of common stock:
Closing price	$6.12	$13.10	$6.12	$10.96	$13.33	$13.34	$13.10
High closing price for the period	15.25	19.48	11.09	13.72	15.25	13.56	15.67
Low closing price for the period	6.06	12.32	6.06	10.50	13.33	10.95	12.32
Market capitalization	62,023	131,442	62,023	111,060	135,057	134,536	131,442

Number of banking centers - U.S.	5,715	5,879	5,715	5,742	5,805	5,856	5,879
Number of branded ATMs - U.S.	17,752	17,929	17,752	17,817	17,886	17,926	17,929
Full-time equivalent employees	290,509	287,293	290,509	287,839	288,062	288,471	287,293

(1)	Excludes merger and restructuring charges and goodwill impairment charges.
(2)

Due to a net loss applicable to common shareholders for the second quarter of 2011 and the fourth and third quarters of 2010, and for the nine months ended September 30, 2011 and 2010, no dilutive potential common shares were included in the calculations of diluted earnings per share and average diluted common shares because they were antidilutive.

(3)

Tangible equity ratios and tangible book value per share of common stock are non-GAAP measures. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 44-46.)

n/m	= not meaningful

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries

Supplemental Financial Data

(Dollars in millions, except per share information)

Fully taxable-equivalent basis data (1)

	Nine Months Ended September 30				Third Quarter 2011		Second Quarter 2011		First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010
	2011		2010
Net interest income	$34,629		$39,984		$10,739		$11,493		$12,397		$12,709		$12,717
Total revenue, net of interest expense	69,280		88,722		28,702		13,483		27,095		22,668		26,982
Net interest yield (2)	2.50	%	2.81	%	2.32	%	2.50	%	2.67	%	2.69	%	2.72	%
Efficiency ratio	87.69		70.16		61.37		n/m		74.86		92.04		100.87

Performance ratios, excluding goodwill impairment charges (3)

	Nine Months Ended September 30						Second Quarter 2011				Fourth Quarter 2010		Third Quarter 2010
	2011		2010
Per common share information
Earnings (loss)	$0.11		$0.83				$(0.65)				$0.04		$0.27
Diluted earnings (loss)	0.11		0.82				(0.65)				0.04		0.27
Efficiency ratio (1)	83.93	%	58.43	%			n/m				83.22	%	62.33	%
Return on average assets	0.12		0.51				n/m				0.13		0.52
Return on average common shareholders’ equity	0.70		5.31				n/m				0.79		5.06
Return on average tangible common shareholders’ equity (3)	1.11		9.20				n/m				1.27		8.67
Return on average tangible shareholders’ equity (3)	1.83		9.01				n/m				1.96		8.54

(1)

Fully taxable-equivalent basis is a non-GAAP measure. Fully taxable-equivalent basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 44-46).

(2)

Calculation includes fees earned on overnight deposits placed with the Federal Reserve of $150 million and $305 million for the nine months ended September 30, 2011 and 2010; $38 million, $49 million and $63 million for the third, second and first quarters of 2011, and $63 million and $107 million for the fourth and third quarters of 2010, respectively. For more information see Quarterly and Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis on pages 9-10 and 11-12.

(3)

Total noninterest expense, excluding goodwill impairment charges, net income, excluding goodwill impairment charges and net income applicable to common shareholders, excluding goodwill impairment charges and tangible equity ratios are non-GAAP measures. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 44-46.)

n/m	= not meaningful

Certain	prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries

Consolidated Statement of Income

(Dollars in millions, except per share information; shares in thousands)

	Nine Months Ended September 30		Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2011	2010	2011	2011	2011	2010	2010
Interest income
Loans and leases	$34,454	$38,847	$11,205	$11,320	$11,929	$12,149	$12,485
Debt securities	7,286	8,638	1,729	2,675	2,882	3,029	2,605
Federal funds sold and securities borrowed or purchased under agreements to resell	1,698	1,346	584	597	517	486	441
Trading account assets	4,664	5,180	1,500	1,538	1,626	1,661	1,641
Other interest income	2,721	3,196	835	918	968	965	1,037

Total interest income	50,823	57,207	15,853	17,048	17,922	18,290	18,209

Interest expense
Deposits	2,386	3,103	704	843	839	894	950
Short-term borrowings	3,678	2,557	1,153	1,341	1,184	1,142	848
Trading account liabilities	1,801	2,010	547	627	627	561	635
Long-term debt	9,043	10,453	2,959	2,991	3,093	3,254	3,341

Total interest expense	16,908	18,123	5,363	5,802	5,743	5,851	5,774

Net interest income	33,915	39,084	10,490	11,246	12,179	12,439	12,435

Noninterest income
Card income	5,706	5,981	1,911	1,967	1,828	2,127	1,982
Service charges	6,112	7,354	2,068	2,012	2,032	2,036	2,212
Investment and brokerage services	9,132	8,743	3,022	3,009	3,101	2,879	2,724
Investment banking income	4,204	3,930	942	1,684	1,578	1,590	1,371
Equity investment income	4,133	3,748	1,446	1,212	1,475	1,512	357
Trading account profits	6,417	9,059	1,604	2,091	2,722	995	2,596
Mortgage banking income (loss)	(10,949)	4,153	1,617	(13,196)	630	(1,419)	1,755
Insurance income	1,203	1,468	190	400	613	598	75
Gains on sales of debt securities	2,182	1,654	737	899	546	872	883
Other income (loss)	6,729	3,498	4,511	1,957	261	(1,114)	433
Other-than-temporary impairment losses on available-for-sale debt securities:
Total other-than-temporary impairment losses	(271)	(1,618)	(114)	(63)	(111)	(612)	(156)
Less: Portion of other-than-temporary impairment losses recognized in other comprehensive income	53	768	29	18	23	495	33

Net impairment losses recognized in earnings on available-for-sale debt securities	(218)	(850)	(85)	(45)	(88)	(117)	(123)

Total noninterest income	34,651	48,738	17,963	1,990	14,698	9,959	14,265

Total revenue, net of interest expense	68,566	87,822	28,453	13,236	26,877	22,398	26,700

Provision for credit losses	10,476	23,306	3,407	3,255	3,814	5,129	5,396

Noninterest expense
Personnel	28,204	26,349	8,865	9,171	10,168	8,800	8,402
Occupancy	3,617	3,504	1,183	1,245	1,189	1,212	1,150
Equipment	1,815	1,845	616	593	606	607	619
Marketing	1,680	1,479	556	560	564	484	497
Professional fees	2,349	1,812	937	766	646	883	651
Amortization of intangibles	1,144	1,311	377	382	385	420	426
Data processing	1,964	1,882	626	643	695	662	602
Telecommunications	1,167	1,050	405	391	371	366	361
Other general operating	15,672	11,162	3,872	6,343	5,457	5,060	3,687
Goodwill impairment	2,603	10,400	—	2,603	—	2,000	10,400
Merger and restructuring charges	537	1,450	176	159	202	370	421

Total noninterest expense	60,752	62,244	17,613	22,856	20,283	20,864	27,216

Income (loss) before income taxes	(2,662)	2,272	7,433	(12,875)	2,780	(3,595)	(5,912)
Income tax expense (benefit)	(2,117)	3,266	1,201	(4,049)	731	(2,351)	1,387

Net income (loss)	$(545)	$(994)	$6,232	$(8,826)	$2,049	$(1,244)	$(7,299)

Preferred stock dividends	954	1,036	343	301	310	321	348

Net income (loss) applicable to common shareholders	$(1,499)	$(2,030)	$5,889	$(9,127)	$1,739	$(1,565)	$(7,647)

Per common share information
Earnings (loss)	$(0.15)	$(0.21)	$0.58	$(0.90)	$0.17	$(0.16)	$(0.77)
Diluted earnings (loss) (1)	(0.15)	(0.21)	0.56	(0.90)	0.17	(0.16)	(0.77)
Dividends paid	0.03	0.03	0.01	0.01	0.01	0.01	0.01

Average common shares issued and outstanding	10,095,859	9,706,951	10,116,284	10,094,928	10,075,875	10,036,575	9,976,351

Average diluted common shares issued and outstanding (1)	10,095,859	9,706,951	10,464,395	10,094,928	10,181,351	10,036,575	9,976,351

(1)

Due to a net loss applicable to common shareholders for the second quarter of 2011, the fourth and third quarters of 2010, and for the nine months ended September 30, 2011 and 2010, the impact of antidilutive equity instruments was excluded from diluted earnings per share and average diluted common shares.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries

Consolidated Balance Sheet

(Dollars in millions)

	September 30 2011	June 30 2011	September 30 2010
Assets
Cash and cash equivalents	$82,865	$119,527	$131,116
Time deposits placed and other short-term investments	18,330	20,291	18,946
Federal funds sold and securities borrowed or purchased under agreements to resell	249,998	235,181	271,818
Trading account assets	176,398	196,939	207,695
Derivative assets	79,044	66,598	84,684
Debt securities:
Available-for-sale	324,267	330,871	322,424
Held-to-maturity, at cost	26,458	181	438
Total debt securities	350,725	331,052	322,862
Loans and leases	932,531	941,257	933,910
Allowance for loan and lease losses	(35,082)	(37,312)	(43,581)
Loans and leases, net of allowance	897,449	903,945	890,329
Premises and equipment, net	13,552	13,793	14,320
Mortgage servicing rights (includes $7,880, $12,372 and $12,251 measured at fair value)	8,037	12,642	12,540
Goodwill	70,832	71,074	75,602
Intangible assets	8,764	9,176	10,402
Loans held-for-sale	23,085	20,092	33,276
Customer and other receivables	89,302	86,550	78,599
Other assets	151,247	174,459	187,471
Total assets	$2,219,628	$2,261,319	$2,339,660

Assets of consolidated VIEs included in total assets above (substantially all pledged as collateral)
Trading account assets	$8,911	$10,746	$11,186
Derivative assets	1,611	2,293	2,838
Available-for-sale debt securities	256	251	7,684
Loans and leases	146,023	151,928	132,106
Allowance for loan and lease losses	(5,661)	(6,367)	(9,831)
Loans and leases, net of allowance	140,362	145,561	122,275
Loans held-for-sale	3,904	1,561	3,301
All other assets	5,414	7,115	7,910
Total assets of consolidated VIEs	$160,458	$167,527	$155,194

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries

Consolidated Balance Sheet (continued)

(Dollars in millions)

	September 30 2011	June 30 2011	September 30 2010
Liabilities
Deposits in U.S. offices:
Noninterest-bearing	$321,253	$301,558	$265,672
Interest-bearing	629,176	647,480	634,784
Deposits in non-U.S. offices:
Noninterest-bearing	6,581	6,555	6,297
Interest-bearing	84,343	82,815	70,569
Total deposits	1,041,353	1,038,408	977,322
Federal funds purchased and securities loaned or sold under agreements to repurchase	248,116	239,521	296,605
Trading account liabilities	68,026	74,989	90,010
Derivative liabilities	59,304	54,414	61,656
Commercial paper and other short-term borrowings	33,869	50,632	64,818
Accrued expenses and other liabilities (includes $790, $897 and $1,294 of reserve for unfunded lending commitments)	139,743	154,520	139,896
Long-term debt	398,965	426,659	478,858
Total liabilities	1,989,376	2,039,143	2,109,165
Shareholders’ equity
Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and outstanding - 3,993,660, 3,943,660 and 3,960,660 shares	19,480	16,562	18,104
Common stock and additional paid-in capital, $0.01 par value; authorized - 12,800,000,000, 12,800,000,000 and 12,800,000,000 shares; issued and outstanding - 10,134,431,514, 10,133,189,501 and 10,033,705,046 shares	153,801	151,567	149,563
Retained earnings	59,043	53,254	62,515
Accumulated other comprehensive income (loss)	(2,071)	793	336
Other	(1)	—	(23)
Total shareholders’ equity	230,252	222,176	230,495
Total liabilities and shareholders’ equity	$2,219,628	$2,261,319	$2,339,660

Liabilities of consolidated VIEs included in total liabilities above
Commercial paper and other short-term borrowings	$6,211	$5,421	$13,222
Long-term debt	56,361	64,745	79,228
All other liabilities	1,124	1,127	1,954
Total liabilities of consolidated VIEs	$63,696	$71,293	$94,404

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries

Capital Management

(Dollars in millions)

	Third Quarter 2011		Second Quarter 2011		First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010
Risk-based capital (1):
Tier 1 common	$117,658		$114,684		$123,882		$125,139		$124,756
Tier 1 capital	156,074		153,134		162,295		163,626		164,763
Total capital	215,596		217,986		229,094		229,594		231,120
Risk-weighted assets	1,359,564		1,392,747		1,433,377		1,455,951		1,476,774
Tier 1 common equity ratio (2)	8.65	%	8.23	%	8.64	%	8.60	%	8.45	%
Tier 1 capital ratio	11.48		11.00		11.32		11.24		11.16
Total capital ratio	15.86		15.65		15.98		15.77		15.65
Tier 1 leverage ratio	7.11		6.86		7.25		7.21		7.21
Tangible equity ratio (3)	7.16		6.63		6.85		6.75		6.54
Tangible common equity ratio (3)	6.25		5.87		6.10		5.99		5.74

(1)	Reflects preliminary data for current period risk-based capital.
(2)	Tier 1 common equity ratio equals Tier 1 capital excluding preferred stock, trust preferred securities, hybrid securities and minority interest divided by risk-weighted assets.
(3)

Tangible equity ratio equals period end tangible shareholders’ equity divided by period end tangible assets. Tangible common equity equals period end tangible common shareholders’ equity divided by period end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP measures. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation. (See Exhibit A: Non-GAAP Reconciliations - Reconciliation to GAAP Financial Measures on pages 44-46.)

*	Preliminary data on risk-based capital

Outstanding Common Stock

No common shares were repurchased in the third quarter of 2011.

There is no existing Board authorized share repurchase program.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries

Core Net Interest Income

(Dollars in millions)

	Nine Months Ended September 30				Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
	2011		2010		2011		2011		2011		2010		2010
Net interest income (1)
As reported (2)	$34,629		$39,984		$10,739		$11,493		$12,397		$12,709		$12,717
Impact of market-based net interest income (3)	(2,915)		(3,280)		(950)		(914)		(1,051)		(1,150)		(1,045)

Core net interest income	$31,714		$36,704		$9,789		$10,579		$11,346		$11,559		$11,672

Average earning assets (4)
As reported	$1,851,736		$1,902,303		$1,841,135		$1,844,525		$1,869,863		$1,883,539		$1,863,819
Impact of market-based earning assets (3)	(459,532)		(523,309)		(447,560)		(461,775)		(469,503)		(481,629)		(503,890)

Core average earning assets	$1,392,204		$1,378,994		$1,393,575		$1,382,750		$1,400,360		$1,401,910		$1,359,929

Net interest yield contribution (1, 4)
As reported (2)	2.50	%	2.81	%	2.32	%	2.50	%	2.67	%	2.69	%	2.72	%
Impact of market-based activities (3)	0.54		0.74		0.47		0.56		0.59		0.60		0.70

Core net interest yield on earning assets	3.04	%	3.55	%	2.79	%	3.06	%	3.26	%	3.29	%	3.42	%

(1)	Fully taxable-equivalent basis
(2)

Balance and calculation include fees earned on overnight deposits placed with the Federal Reserve of $150 million and $305 million for the nine months ended September 30, 2011 and 2010; $38 million, $49 million and $63 million for the third, second and first quarters of 2011, and $63 million and $107 million for the fourth and third quarters of 2010, respectively.

(3)	Represents the impact of market-based amounts included in Global Banking & Markets.
(4)	Calculated on an annualized basis.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Third Quarter 2011				Second Quarter 2011				Third Quarter 2010
	Average Balance	Interest Income/ Expense	Yield/ Rate		Average Balance	Interest Income/ Expense	Yield/ Rate		Average Balance	Interest Income/ Expense	Yield/ Rate

Earning assets
Time deposits placed and other short-term investments (1)	$26,743	$87	1.31	%	$27,298	$106	1.56	%	$23,233	$86	1.45	%
Federal funds sold and securities borrowed or purchased under agreements to resell	256,143	584	0.90		259,069	597	0.92		254,820	441	0.69
Trading account assets	180,438	1,543	3.40		186,760	1,576	3.38		210,529	1,692	3.20
Debt securities (2)	344,327	1,744	2.02		335,269	2,696	3.22		328,097	2,646	3.22
Loans and leases (3):
Residential mortgage (4)	268,494	2,856	4.25		265,420	2,763	4.16		237,292	2,797	4.71
Home equity	129,125	1,238	3.81		131,786	1,261	3.83		143,083	1,457	4.05
Discontinued real estate	15,923	134	3.36		15,997	129	3.22		13,632	122	3.56
U.S. credit card	103,671	2,650	10.14		106,164	2,718	10.27		115,251	3,113	10.72
Non-U.S. credit card	25,434	697	10.88		27,259	760	11.18		27,047	875	12.84
Direct/Indirect consumer (5)	90,280	915	4.02		89,403	945	4.24		95,692	1,130	4.68
Other consumer (6)	2,795	43	6.07		2,745	47	6.76		2,955	47	6.35

Total consumer	635,722	8,533	5.34		638,774	8,623	5.41		634,952	9,541	5.98

U.S. commercial	191,439	1,809	3.75		190,479	1,827	3.85		192,306	2,040	4.21
Commercial real estate (7)	42,931	360	3.33		45,762	382	3.35		55,660	452	3.22
Commercial lease financing	21,342	240	4.51		21,284	235	4.41		21,402	255	4.78
Non-U.S. commercial	50,598	349	2.73		42,214	339	3.22		30,540	282	3.67

Total commercial	306,310	2,758	3.58		299,739	2,783	3.72		299,908	3,029	4.01

Total loans and leases	942,032	11,291	4.77		938,513	11,406	4.87		934,860	12,570	5.35

Other earning assets	91,452	814	3.54		97,616	866	3.56		112,280	949	3.36

Total earning assets (8)	1,841,135	16,063	3.47		1,844,525	17,247	3.75		1,863,819	18,384	3.93

Cash and cash equivalents (1)	102,573	38			115,956	49			155,784	107
Other assets, less allowance for loan and lease losses	357,746				378,629				359,794

Total assets	$2,301,454				$2,339,110				$2,379,397

(1)

For this presentation, fees earned on overnight deposits placed with the Federal Reserve are included in the cash and cash equivalents line, consistent with the Corporation’s Consolidated Balance Sheet presentation of these deposits. Net interest income and net interest yield are calculated excluding these fees.

(2)	Yields on available-for-sale debt securities are calculated based on fair value rather than the cost basis. The use of fair value does not have a material impact on net interest yield.
(3)

Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis. Purchased credit-impaired loans were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(4)	Includes non-U.S. residential mortgages of $91 million and $94 million in the third and second quarters of 2011, and $502 million in the third quarter of 2010.
(5)	Includes non-U.S. consumer loans of $8.6 billion and $8.7 billion in the third and second quarters of 2011, and $7.7 billion in the third quarter of 2010.
(6)

Includes consumer finance loans of $1.8 billion for both the third and second quarters of 2011, and $2.0 billion in the third quarter of 2010; other non-U.S. consumer loans of $932 million and $840 million in the third and second quarters of 2011, and $788 million in the third quarter of 2010; and consumer overdrafts of $107 million and $79 million in the third and second quarters of 2011, and $123 million in the third quarter of 2010.

(7)

Includes U.S. commercial real estate loans of $40.7 billion and $43.4 billion in the third and second quarters of 2011, and $53.1 billion in the third quarter of 2010, and non-U.S. commercial real estate loans of $2.2 billion and $2.3 billion in the third and second quarters of 2011, and $2.5 billion in the third quarter of 2010.

(8)

The impact of interest rate risk management derivatives on interest income is presented below. Interest income includes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

	Third Quarter 2011	Second Quarter 2011	Third Quarter 2010
Federal funds sold and securities borrowed or purchased under agreements to resell	$43	$43	$75
Trading account assets	—	(88)	(62)
Debt securities	(1,049)	(681)	(640)
U.S. commercial	(19)	(11)	(16)
Non-U.S. commercial	—	(2)	—

Net hedge expense on assets	$(1,025)	$(739)	$(643)

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis (continued)

(Dollars in millions)

	Third Quarter 2011				Second Quarter 2011				Third Quarter 2010
	Average Balance	Interest Income/ Expense	Yield/ Rate		Average Balance	Interest Income/ Expense	Yield/ Rate		Average Balance	Interest Income/ Expense	Yield/ Rate

Interest-bearing liabilities
U.S. interest-bearing deposits:
Savings	$41,256	$21	0.19	%	$41,668	$31	0.30	%	$37,008	$36	0.39	%
NOW and money market deposit accounts	473,391	248	0.21		478,690	304	0.25		442,906	359	0.32
Consumer CDs and IRAs	108,359	244	0.89		113,728	281	0.99		132,687	377	1.13
Negotiable CDs, public funds and other time deposits	18,547	5	0.12		13,842	42	1.22		17,326	57	1.30

Total U.S. interest-bearing deposits	641,553	518	0.32		647,928	658	0.41		629,927	829	0.52

Non-U.S. interest-bearing deposits:
Banks located in non-U.S. countries	21,037	34	0.65		19,234	37	0.77		17,431	38	0.86
Governments and official institutions	2,043	2	0.32		2,131	2	0.38		2,055	2	0.36
Time, savings and other	64,271	150	0.93		64,889	146	0.90		54,373	81	0.59

Total non-U.S. interest-bearing deposits	87,351	186	0.85		86,254	185	0.86		73,859	121	0.65

Total interest-bearing deposits	728,904	704	0.38		734,182	843	0.46		703,786	950	0.54

Federal funds purchased, securities loaned or sold under agreements to repurchase and other short-term borrowings	303,234	1,152	1.51		338,692	1,342	1.59		391,148	848	0.86
Trading account liabilities	87,841	547	2.47		96,108	627	2.62		95,265	635	2.65
Long-term debt	420,273	2,959	2.82		435,144	2,991	2.75		485,588	3,341	2.74

Total interest-bearing liabilities (1)	1,540,252	5,362	1.39		1,604,126	5,803	1.45		1,675,787	5,774	1.37

Noninterest-bearing sources:
Noninterest-bearing deposits	322,416				301,762				270,060
Other liabilities	216,376				198,155				199,572
Shareholders’ equity	222,410				235,067				233,978

Total liabilities and shareholders’ equity	$2,301,454				$2,339,110				$2,379,397

Net interest spread			2.08	%			2.30	%			2.56	%
Impact of noninterest-bearing sources			0.23				0.19				0.13

Net interest income/yield on earning assets (2)		$10,701	2.31	%		$11,444	2.49	%		$12,610	2.69	%

(1)

The impact of interest rate risk management derivatives on interest expense is presented below. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

	Third Quarter 2011	Second Quarter 2011	Third Quarter 2010
NOW and money market deposit accounts	$—	$—	$(1)
Consumer CDs and IRAs	44	46	49
Negotiable CDs, public funds and other time deposits	3	3	3
Banks located in non-U.S. countries	13	16	19
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	471	511	148
Long-term debt	(1,162)	(1,201)	(1,238)

Net hedge income on liabilities	$(631)	$(625)	$(1,020)

(2)

For this presentation, fees earned on overnight deposits placed with the Federal Reserve are included in the cash and cash equivalents line, consistent with the Corporation’s Consolidated Balance Sheet presentation of these deposits. Net interest income and net interest yield are calculated excluding these fees.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries

Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Nine Months Ended September 30
	2011				2010
	Average Balance	Interest Income/ Expense	Yield/ Rate		Average Balance	Interest Income/ Expense	Yield/ Rate

Earning assets
Time deposits placed and other short-term investments (1)	$28,428	$281	1.33	%	$27,175	$217	1.06	%
Federal funds sold and securities borrowed or purchased under agreements to resell	247,635	1,698	0.92		261,444	1,346	0.69
Trading account assets	195,931	4,788	3.26		212,985	5,340	3.35
Debt securities (2)	338,512	7,357	2.90		317,906	8,785	3.69
Loans and leases (3):
Residential mortgage (4)	265,345	8,500	4.27		242,922	8,879	4.87
Home equity	132,308	3,834	3.87		147,911	4,580	4.14
Discontinued real estate	14,951	373	3.32		14,009	409	3.89
U.S. credit card	106,569	8,205	10.29		119,744	9,604	10.72
Non-U.S. credit card	26,767	2,236	11.17		28,198	2,635	12.50
Direct/Indirect consumer (5)	89,927	2,853	4.24		98,368	3,665	4.98
Other consumer (6)	2,764	135	6.47		2,973	141	6.34

Total consumer	638,631	26,136	5.47		654,125	29,913	6.11

U.S. commercial	191,091	5,562	3.89		196,665	6,015	4.09
Commercial real estate (7)	45,664	1,179	3.45		62,755	1,568	3.34
Commercial lease financing	21,419	797	4.96		21,448	820	5.10
Non-U.S. commercial	43,043	987	3.07		29,309	802	3.66

Total commercial	301,217	8,525	3.78		310,177	9,205	3.97

Total loans and leases	939,848	34,661	4.93		964,302	39,118	5.42

Other earning assets	101,382	2,602	3.43		118,491	2,996	3.38

Total earning assets (8)	1,851,736	51,387	3.72		1,902,303	57,802	4.06

Cash and cash equivalents (1)	118,792	150			187,310	305
Other assets, less allowance for loan and lease losses	355,704				373,364

Total assets	$2,326,232				$2,462,977

(1)

For this presentation, fees earned on overnight deposits placed with the Federal Reserve are included in the cash and cash equivalents line, consistent with the Corporation’s Consolidated Balance Sheet presentation of these deposits. Net interest income and net interest yield are calculated excluding these fees.

(2)	Yields on AFS debt securities are calculated based on fair value rather than the cost basis. The use of fair value does not have a material impact on net interest yield.
(3)

Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis. Purchased credit-impaired loans were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(4)	Includes non-U.S. residential mortgages of $92 million and $515 million for the nine months ended September 30, 2011 and 2010.
(5)	Includes non-U.S. consumer loans of $8.5 billion and $7.9 billion for the nine months ended September 30, 2011 and 2010.
(6)

Includes consumer finance loans of $1.8 billion and $2.1 billion, other non-U.S. consumer loans of $851 million and $711 million, and consumer overdrafts of $88 million and $137 million for the nine months ended September 30, 2011 and 2010.

(7)

Includes U.S. commercial real estate loans of $43.3 billion and $60.1 billion, and non-U.S. commercial real estate loans of $2.4 billion and $2.7 billion for the nine months ended September 30, 2011 and 2010.

(8)

The impact of interest rate risk management derivatives on interest income is presented below. Interest income includes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

	Nine Months Ended September 30
	2011	2010
Time deposits placed and other short-term investments	$—	$(1)
Federal funds sold and securities borrowed or purchased under agreements to resell	141	228
Trading account assets	(158)	(151)
Debt securities	(2,092)	(1,386)
U.S. commercial	(41)	(84)
Non-U.S commercial	(2)	—

Net hedge expense on assets	$(2,152)	$(1,394)

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries

Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis (continued)

(Dollars in millions)

	Nine Months Ended September 30
	2011				2010
	Average Balance	Interest Income/ Expense	Yield/ Rate		Average Balance	Interest Income/ Expense	Yield/ Rate

Interest-bearing liabilities
U.S. interest-bearing deposits:
Savings	$40,618	$84	0.28	%	$36,482	$122	0.45	%
NOW and money market deposit accounts	476,002	868	0.24		433,858	1,072	0.33
Consumer CDs and IRAs	113,428	825	0.97		148,644	1,385	1.25
Negotiable CDs, public funds and other time deposits	15,478	86	0.74		18,138	179	1.32

Total U.S. interest-bearing deposits	645,526	1,863	0.39		637,122	2,758	0.58

Non-U.S. interest-bearing deposits:
Banks located in non-U.S. countries	20,600	109	0.71		18,532	106	0.76
Governments and official institutions	2,159	6	0.35		3,952	8	0.27
Time, savings and other	63,212	408	0.86		53,816	231	0.57

Total non-U.S. interest-bearing deposits	85,971	523	0.81		76,300	345	0.60

Total interest-bearing deposits	731,497	2,386	0.44		713,422	3,103	0.58

Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	337,583	3,678	1.46		450,748	2,557	0.76
Trading account liabilities	89,302	1,801	2.70		95,159	2,010	2.82
Long-term debt	431,902	9,043	2.80		498,794	10,453	2.80

Total interest-bearing liabilities (1)	1,590,284	16,908	1.42		1,758,123	18,123	1.38

Noninterest-bearing sources:
Noninterest-bearing deposits	305,408				268,710
Other liabilities	201,155				203,679
Shareholders’ equity	229,385				232,465

Total liabilities and shareholders’ equity	$2,326,232				$2,462,977

Net interest spread			2.30	%			2.68	%
Impact of noninterest-bearing sources			0.19				0.11

Net interest income/yield on earning assets (2)		$34,479	2.49	%		$39,679	2.79	%

(1)

The impact of interest rate risk management derivatives on interest expense is presented below. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

	Nine Months Ended September 30
	2011	2010
NOW and money market deposit accounts	$(1)	$(1)
Consumer CDs and IRAs	137	139
Negotiable CDs, public funds and other time deposits	10	10
Banks located in non-U.S. countries	47	53
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	1,427	326
Long-term debt	(3,497)	(3,346)

Net hedge income on liabilities	$(1,877)	$(2,819)

(2)

For this presentation, fees earned on overnight deposits placed with the Federal Reserve are included in the cash and cash equivalents line, consistent with the Corporation’s Consolidated Balance Sheet presentation of these deposits. Net interest income and net interest yield are calculated excluding these fees.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries

Debt Securities and Available-for-Sale Marketable Equity Securities

(Dollars in millions)

	September 30, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S. Treasury and agency securities	$59,905	$874	$(748)	$60,031
Mortgage-backed securities:
Agency	155,008	5,106	(35)	160,079
Agency collateralized mortgage obligations	52,197	1,156	(115)	53,238
Non-agency residential	17,707	394	(507)	17,594
Non-agency commercial	5,968	634	(3)	6,599
Non-U.S. securities	4,914	61	(12)	4,963
Corporate bonds	3,982	149	(15)	4,116
Other taxable securities (1)	12,444	51	(27)	12,468

Total taxable securities	$312,125	$8,425	$(1,462)	$319,088
Tax-exempt securities	5,299	16	(136)	5,179

Total available-for-sale debt securities	$317,424	$8,441	$(1,598)	$324,267

Held-to-maturity debt securities	26,458	88	(38)	26,508

Total debt securities	$343,882	$8,529	$(1,636)	$350,775

Available-for-sale marketable equity securities (2)	$3,880	$2,715	$(25)	$6,570

	June 30, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S. Treasury and agency securities	$49,874	$684	$(1,289)	$49,269
Mortgage-backed securities:
Agency	180,151	3,128	(1,663)	181,616
Agency collateralized mortgage obligations	48,212	930	(31)	49,111
Non-agency residential	19,564	568	(557)	19,575
Non-agency commercial	6,018	702	(2)	6,718
Non-U.S. securities	4,314	62	(16)	4,360
Corporate bonds	4,388	154	(4)	4,538
Other taxable securities (1)	12,010	79	(66)	12,023

Total taxable securities	$324,531	$6,307	$(3,628)	$327,210
Tax-exempt securities	3,808	18	(165)	3,661

Total available-for-sale debt securities	$328,339	$6,325	$(3,793)	$330,871

Held-to-maturity debt securities	181	—	—	181

Total debt securities	$328,520	$6,325	$(3,793)	$331,052

Available-for-sale marketable equity securities (2)	$8,536	$10,445	$(19)	$18,962

(1)	Substantially all asset-backed securities.
(2)	Classified in other assets on the Consolidated Balance Sheet.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment

(Dollars in millions)

	Third Quarter 2011
	Total Corporation	Deposits	Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Net interest income (1)	$10,739	$1,987	$2,823	$923	$1,743	$1,846	$1,411	$6
Noninterest income	17,963	1,132	1,684	1,899	790	3,376	2,819	6,263

Total revenue, net of interest expense	28,702	3,119	4,507	2,822	2,533	5,222	4,230	6,269

Provision for credit losses	3,407	52	1,037	918	(150)	15	162	1,373
Noninterest expense	17,613	2,627	1,458	3,852	1,018	4,480	3,516	662

Income (loss) before income taxes	7,682	440	2,012	(1,948)	1,665	727	552	4,234
Income tax expense (benefit) (1)	1,450	164	748	(811)	615	1,029	205	(500)

Net income (loss)	$6,232	$276	$1,264	$(1,137)	$1,050	$(302)	$347	$4,734

Average
Total loans and leases	$942,032	n/m	$123,547	$120,079	$188,037	$120,143	$102,785	$286,753
Total assets (2)	2,301,454	$447,053	130,298	182,843	299,542	748,289	290,765	202,664
Total deposits	1,051,320	422,331	n/m	n/m	173,837	121,389	255,660	52,853

Period end
Total loans and leases	$932,531	n/m	$122,223	$119,823	$188,650	$124,527	$102,361	$274,269
Total assets (2)	2,219,628	$448,906	128,759	188,769	284,897	686,035	280,686	201,576
Total deposits	1,041,353	424,267	n/m	n/m	171,297	115,724	251,027	52,947

	Second Quarter 2011
	Total Corporation	Deposits	Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Net interest income (1)	$11,493	$2,281	$2,905	$579	$1,827	$1,787	$1,571	$543
Noninterest income (loss)	1,990	1,020	1,951	(11,894)	984	5,005	2,919	2,005

Total revenue, net of interest expense	13,483	3,301	4,856	(11,315)	2,811	6,792	4,490	2,548

Provision for credit losses	3,255	31	302	1,507	(417)	(82)	72	1,842
Noninterest expense	22,856	2,609	1,532	8,645	1,069	4,708	3,631	662

Income (loss) before income taxes	(12,628)	661	3,022	(21,467)	2,159	2,166	787	44
Income tax expense (benefit) (1)	(3,802)	237	1,083	(6,948)	778	607	281	160

Net income (loss)	$(8,826)	$424	$1,939	$(14,519)	$1,381	$1,559	$506	$(116)

Average
Total loans and leases	$938,513	n/m	$127,344	$121,683	$189,347	$109,473	$102,200	$287,840
Total assets (2)	2,339,110	$451,554	132,024	198,030	320,436	748,964	289,050	199,052
Total deposits	1,035,944	426,684	n/m	n/m	166,481	116,899	255,219	48,093

Period end
Total loans and leases	$941,257	n/m	$125,140	$121,553	$189,435	$114,165	$102,878	$287,424
Total assets (2)	2,261,319	$449,123	132,372	185,398	280,296	689,306	284,294	240,530
Total deposits	1,038,408	424,579	n/m	n/m	170,156	122,348	255,580	43,759

	Third Quarter 2010
	Total Corporation	Deposits	Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Net interest income (1)	$12,717	$1,954	$3,500	$1,339	$1,853	$1,884	$1,345	$842
Noninterest income	14,265	1,192	1,877	2,273	780	5,189	2,553	401

Total revenue, net of interest expense	26,982	3,146	5,377	3,612	2,633	7,073	3,898	1,243

Provision for credit losses	5,396	62	3,066	1,302	556	(157)	127	440
Noninterest expense	27,216	2,774	11,834	2,923	1,061	4,311	3,345	968

Income (loss) before income taxes	(5,630)	310	(9,523)	(613)	1,016	2,919	426	(165)
Income tax expense (benefit) (1)	1,669	112	321	(221)	372	1,451	157	(523)

Net income (loss)	$(7,299)	$198	$(9,844)	$(392)	$644	$1,468	$269	$358

Average
Total loans and leases	$934,860	n/m	$141,092	$127,712	$199,320	$98,874	$99,103	$268,056
Total assets (2)	2,379,397	$436,479	149,156	221,908	318,404	743,264	265,641	244,545
Total deposits	973,846	411,117	n/m	n/m	148,605	96,040	234,807	55,466

Period end
Total loans and leases	$933,910	n/m	$138,492	$127,700	$196,333	$99,525	$99,511	$271,672
Total assets (2)	2,339,660	$434,854	140,257	214,498	304,543	745,863	266,489	233,156
Total deposits	977,322	409,365	n/m	n/m	150,994	99,462	240,381	47,942

(1)	Fully taxable-equivalent basis
(2)	Total assets include asset allocations to match liabilities (i.e., deposits).
n/m	= not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries

Year-to-Date Results by Business Segment

(Dollars in millions)

	Nine Months Ended September 30, 2011
	Total Corporation	Deposits	Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Net interest income (1)	$34,629	$6,473	$8,743	$2,398	$5,420	$5,668	$4,551	$1,376
Noninterest income (loss)	34,651	3,136	5,342	(8,828)	2,577	14,228	8,661	9,535

Total revenue, net of interest expense	69,280	9,609	14,085	(6,430)	7,997	19,896	13,212	10,911

Provision for credit losses	10,476	116	1,934	3,523	(488)	(269)	280	5,380
Noninterest expense	60,752	7,835	4,632	17,297	3,195	13,892	10,746	3,155

Income (loss) before income taxes	(1,948)	1,658	7,519	(27,250)	5,290	6,273	2,186	2,376
Income tax expense (benefit) (1)	(1,403)	607	2,752	(9,180)	1,936	2,873	800	(1,191)

Net income (loss)	$(545)	$1,051	$4,767	$(18,070)	$3,354	$3,400	$1,386	$3,567

Average
Total loans and leases	$939,848	n/m	$127,755	$120,772	$189,924	$111,167	$101,952	$287,627
Total assets (2)	2,326,232	$447,369	132,657	196,637	310,804	735,438	292,359	210,968
Total deposits	1,036,905	422,452	n/m	n/m	166,895	116,364	256,455	50,367

Period end
Total loans and leases	$932,531	n/m	$122,223	$119,823	$188,650	$124,527	$102,361	$274,269
Total assets (2)	2,219,628	$448,906	128,759	188,769	284,897	686,035	280,686	201,576
Total deposits	1,041,353	424,267	n/m	n/m	171,297	115,724	251,027	52,947

	Nine Months Ended September 30, 2010
	Total Corporation	Deposits	Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Net interest income (1)	$39,984	$6,272	$11,002	$3,538	$6,143	$6,011	$4,252	$2,766
Noninterest income	48,738	4,287	5,982	6,311	2,468	16,573	7,876	5,241

Total revenue, net of interest expense	88,722	10,559	16,984	9,849	8,611	22,584	12,128	8,007

Provision for credit losses	23,306	160	9,116	7,292	2,115	(54)	491	4,186
Noninterest expense	62,244	7,926	14,895	8,906	3,068	13,213	9,737	4,499

Income (loss) before income taxes	3,172	2,473	(7,027)	(6,349)	3,428	9,425	1,900	(678)
Income tax expense (benefit) (1)	4,166	911	1,242	(2,339)	1,263	3,797	878	(1,586)

Net income (loss)	$(994)	$1,562	$(8,269)	$(4,010)	$2,165	$5,628	$1,022	$908

Average
Total loans and leases	$964,302	n/m	$147,893	$130,684	$206,699	$97,915	$98,920	$281,478
Total assets (2)	2,462,977	$440,598	157,030	227,323	307,484	763,797	259,587	307,158
Total deposits	982,132	415,458	n/m	n/m	145,931	95,568	227,613	72,206

Period end
Total loans and leases	$933,910	n/m	$138,492	$127,700	$196,333	$99,525	$99,511	$271,672
Total assets (2)	2,339,660	$434,854	140,257	214,498	304,543	745,863	266,489	233,156
Total deposits	977,322	409,365	n/m	n/m	150,994	99,462	240,381	47,942

(1)	Fully taxable-equivalent basis
(2)	Total assets include asset allocations to match liabilities (i.e., deposits).
n/m	= not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries

Deposits Segment Results

(Dollars in millions)

	Nine Months Ended		Third		Second		First		Fourth		Third
	September 30		Quarter		Quarter		Quarter		Quarter		Quarter
	2011	2010	2011		2011		2011		2010		2010
Net interest income (1)	$6,473	$6,272	$1,987		$2,281		$2,205		$2,006		$1,954
Noninterest income:
Service charges	2,959	4,111	1,071		965		923		947		1,138
All other income	177	176	61		55		61		50		54

Total noninterest income	3,136	4,287	1,132		1,020		984		997		1,192

Total revenue, net of interest expense	9,609	10,559	3,119		3,301		3,189		3,003		3,146

Provision for credit losses	116	160	52		31		33		41		62
Noninterest expense	7,835	7,926	2,627		2,609		2,599		3,270		2,774

Income (loss) before income taxes	1,658	2,473	440		661		557		(308)		310
Income tax expense (benefit) (1)	607	911	164		237		206		(108)		112

Net income (loss)	$1,051	$1,562	$276		$424		$351		$(200)		$198

Net interest yield (1)	2.06%	2.02%	1.88	%	2.15	%	2.14	%	1.93	%	1.89	%
Return on average equity	5.93	8.61	4.61		7.20		6.02		n/m		3.23
Return on average economic capital (2)	24.54	33.45	18.78		29.98		25.14		n/m		12.40
Efficiency ratio (1)	81.54	75.07	84.24		79.05		81.49		108.87		88.17

Balance sheet

Average
Total earning assets (3)	$420,975	$414,212	$420,310		$425,363		$417,218		$411,765		$410,330
Total assets (3)	447,369	440,598	447,053		451,554		443,461		438,346		436,479
Total deposits	422,452	415,458	422,331		426,684		418,298		413,150		411,117
Allocated equity	23,692	24,254	23,820		23,612		23,641		24,128		24,402
Economic capital (2)	5,740	6,277	5,873		5,662		5,683		6,161		6,424

Period end
Total earning assets (3)	$422,197	$408,734	$422,197		$422,646		$429,956		$414,215		$408,734
Total assets (3)	448,906	434,854	448,906		449,123		456,248		440,954		434,854
Total deposits	424,267	409,365	424,267		424,579		431,022		415,189		409,365

(1)	Fully taxable-equivalent basis
(2)

Return on average economic capital is calculated as net income, excluding cost of funds and earnings credit on intangibles, divided by average economic capital. Economic capital represents allocated equity less goodwill and a percentage of intangible assets. Economic capital and return on average economic capital are non-GAAP measures. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations—Reconciliations to GAAP Financial Measures on pages 44-46.)

(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).
n/m	= not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries

Deposits Key Indicators

(Dollars in millions, except as noted)

	Nine Months Ended				Third		Second		First		Fourth		Third
	September 30				Quarter		Quarter		Quarter		Quarter		Quarter
	2011		2010		2011		2011		2011		2010		2010
Average deposit balances
Checking	$164,495		$149,632		$166,304		$166,666		$160,452		$154,333		$150,117
Savings	38,189		34,656		38,636		39,209		36,701		35,120		35,135
MMS	127,748		120,671		128,728		128,546		125,941		124,446		122,996
CDs and IRAs	88,724		107,337		85,377		88,912		91,954		95,860		99,702
Non-U.S. and other	3,296		3,162		3,286		3,351		3,250		3,391		3,167

Total average deposit balances	$422,452		$415,458		$422,331		$426,684		$418,298		$413,150		$411,117

Deposit spreads (excludes noninterest costs)
Checking	3.36	%	3.80	%	3.21	%	3.36	%	3.50	%	3.60	%	3.76	%
Savings	3.33		3.69		3.25		3.32		3.42		3.51		3.63
MMS	1.48		1.05		1.42		1.46		1.55		1.55		1.53
CDs and IRAs	0.37		0.20		0.40		0.36		0.35		0.32		0.28
Non-U.S. and other	3.81		4.33		3.63		3.83		3.97		4.10		4.24
Total deposit spreads	2.15		2.05		2.10		2.16		2.20		2.20		2.23

Operating cost per dollar deposit (1)	2.51	%	2.55	%	2.47	%	2.45	%	2.60	%	2.65	%	2.68	%

Client brokerage assets (2)	$61,918		$59,984		$61,918		$69,000		$66,703		$63,597		$59,984

Online banking (end of period)
Active accounts (units in thousands)	29,917		29,313		29,917		29,660		30,065		29,345		29,313
Active billpay accounts (units in thousands)	15,464		14,941		15,464		15,356		15,345		14,985		14,941
Online Only (units in thousands)	14,453		14,373		14,453		14,305		14,719		14,359		14,373

(1)	Operating cost per dollar deposit represents annualized noninterest expense, excluding certain expenses, as a percentage of average deposits.
(2)	During the first quarter of 2011, the Merrill Edge business was moved from GWIM along with historical results.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries

Card Services Segment Results (1)

(Dollars in millions)

	Nine Months Ended September 30				Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
	2011		2010		2011		2011		2011		2010		2010
Net interest income (2)	$8,743		$11,002		$2,823		$2,905		$3,015		$3,412		$3,500
Noninterest income:
Card income	4,980		5,206		1,720		1,684		1,576		1,843		1,731
All other income (loss)	362		776		(36)		267		131		102		146

Total noninterest income	5,342		5,982		1,684		1,951		1,707		1,945		1,877

Total revenue, net of interest expense	14,085		16,984		4,507		4,856		4,722		5,357		5,377

Provision for credit losses	1,934		9,116		1,037		302		595		1,846		3,066
Goodwill impairment	—		10,400		—		—		—		—		10,400
All other noninterest expense	4,632		4,495		1,458		1,532		1,642		1,463		1,434

Income (loss) before income taxes	7,519		(7,027)		2,012		3,022		2,485		2,048		(9,523)
Income tax expense (2)	2,752		1,242		748		1,083		921		759		321

Net income (loss)	$4,767		$(8,269)		$1,264		$1,939		$1,564		$1,289		$(9,844)

Net interest yield (2)	9.07	%	9.86	%	8.98	%	9.07	%	9.16	%	9.83	%	9.76	%
Return on average equity	27.76		n/m		22.36		34.31		26.65		20.31		n/m
Return on average economic capital (3)	59.71		18.94		49.31		74.83		55.29		40.28		16.63
Efficiency ratio (2)	32.88		87.70		32.35		31.54		34.77		27.30		n/m
Efficiency ratio, excluding goodwill impairment charge (2)	32.88		26.46		32.35		31.54		34.77		27.30		26.69

Balance sheet

Average
Total loans and leases	$127,755		$147,893		$123,547		$127,344		$132,473		$136,738		$141,092
Total earning assets	128,905		149,181		124,767		128,505		133,539		137,766		142,228
Total assets	132,657		157,030		130,298		132,024		135,709		138,370		149,156
Allocated equity	22,958		37,073		22,410		22,671		23,807		25,173		33,033
Economic capital (3)	10,701		15,424		10,194		10,410		11,512		12,846		13,665

Period end
Total loans and leases	$122,223		$138,492		$122,223		$125,140		$128,845		$137,024		$138,492
Total earning assets	123,510		139,495		123,510		126,323		129,945		138,072		139,495
Total assets	128,759		140,257		128,759		132,372		134,076		140,146		140,257

(1)

During the third quarter of 2011, as a result of the decision to exit the international consumer card businesses, the Global Card Services business segment was renamed to Card Services. The international consumer card business results have been moved to All Other and prior periods have been reclassified.

(2)	Fully taxable-equivalent basis
(3)

Return on average economic capital is calculated as net income, excluding goodwill impairment charge, cost of funds and earnings credit on intangibles, divided by average economic capital. Economic capital represents allocated equity less goodwill and a percentage of intangible assets. Economic capital and return on average economic capital are non-GAAP measures. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 44-46.)

n/m	= not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries

Card Services Key Indicators

(Dollars in millions)

	Nine Months Ended September 30				Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
	2011		2010		2011		2011		2011		2010		2010
U.S. Consumer Card Data (1)

Loans
Average credit card outstandings	$106,569		$119,744		$103,671		$106,164		$109,941		$112,673		$115,251
Ending credit card outstandings	102,803		113,609		102,803		104,659		107,107		113,785		113,609

Credit quality
Net charge-offs	$5,844		$10,455		$1,639		$1,931		$2,274		$2,572		$2,975
	7.33	%	11.67	%	6.28	%	7.29	%	8.39	%	9.05	%	10.24	%
30+ delinquency	$4,019		$6,460		$4,019		$4,263		$5,093		$5,914		$6,460
	3.91	%	5.69	%	3.91	%	4.07	%	4.75	%	5.20	%	5.69	%
90+ delinquency	$2,128		$3,484		$2,128		$2,413		$2,879		$3,320		$3,484
	2.07	%	3.07	%	2.07	%	2.31	%	2.68	%	2.92	%	3.07	%

Other Card Services Key Indicators

U.S. Consumer card data
Gross interest yield	10.29	%	10.72	%	10.14	%	10.27	%	10.47	%	10.70	%	10.72	%
Risk adjusted margin	5.51		1.72		6.08		6.23		4.25		4.63		3.14
New account growth (in thousands)	2,238		1,294		851		730		657		520		475
Purchase volumes	$141,457		$136,893		$48,547		$48,974		$43,936		$49,092		$47,285

Debit card data
Debit purchase volumes	$186,819		$173,214		$62,774		$64,049		$59,996		$60,866		$58,011

(1)	U.S. consumer card does not include business card, debit card and consumer lending.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries

Consumer Real Estate Services Segment Results

(Dollars in millions; except as noted)

	Nine Months Ended September 30				Third Quarter 2011		Second Quarter 2011		First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010
	2011		2010
Net interest income (1)	$2,398		$3,538		$923		$579		$896		$1,124		$1,339
Noninterest income:
Mortgage banking income (loss)	(10,523)		4,418		1,800		(13,018)		695		(1,254)		1,757
Insurance income	753		1,578		23		299		431		484		527
All other income (loss)	942		315		76		825		41		126		(11)

Total noninterest income (loss)	(8,828)		6,311		1,899		(11,894)		1,167		(644)		2,273

Total revenue, net of interest expense	(6,430)		9,849		2,822		(11,315)		2,063		480		3,612

Provision for credit losses	3,523		7,292		918		1,507		1,098		1,198		1,302
Goodwill impairment	2,603		—		—		2,603		—		2,000		—
All other noninterest expense	14,694		8,906		3,852		6,042		4,800		3,980		2,923

Loss before income taxes	(27,250)		(6,349)		(1,948)		(21,467)		(3,835)		(6,698)		(613)
Income tax benefit (1)	(9,180)		(2,339)		(811)		(6,948)		(1,421)		(1,761)		(221)

Net loss	$(18,070)		$(4,010)		$(1,137)		$(14,519)		$(2,414)		$(4,937)		$(392)

Net interest yield (1)	2.00	%	2.53	%	2.45	%	1.46	%	2.11	%	2.48	%	2.87	%
Efficiency ratio (1)	n/m		90.43		n/m		n/m		n/m		n/m		80.94

Balance sheet

Average
Total loans and leases	$120,772		$130,684		$120,079		$121,683		$120,560		$124,933		$127,712
Total earning assets	159,979		187,134		149,177		158,674		172,339		180,030		184,994
Total assets	196,637		227,323		182,843		198,030		209,328		218,085		221,908
Allocated equity	16,688		26,591		14,240		17,139		18,736		24,310		26,493
Economic capital (2)	14,884		21,788		14,240		14,437		15,994		19,511		21,692

Period end
Total loans and leases	$119,823		$127,700		$119,823		$121,553		$118,749		$122,933		$127,700
Total earning assets	144,831		178,068		144,831		149,908		166,265		172,082		178,068
Total assets	188,769		214,498		188,769		185,398		204,484		212,412		214,498

Period end (in billions)
Mortgage servicing portfolio (3)	$1,917.4		$2,079.5		$1,917.4		$1,991.3		$2,028.4		$2,056.8		$2,079.5

(1)	Fully taxable-equivalent basis
(2)

Economic capital represents allocated equity less goodwill and a percentage of intangible assets. Economic capital is a non-GAAP measure. We believe the use of this non-GAAP measure provides additional clarity in assessing the results of the segments. Other companies may define or calculate this measure differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 44-46.)

(3)	Servicing of residential mortgage loans, home equity lines of credit, home equity loans and discontinued real estate mortgage loans.
n/m	= not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries

Consumer Real Estate Services Results (1)

(Dollars in millions)

	Nine Months Ended September 30, 2011
	Total Consumer Real Estate Services	Home Loans	Legacy Asset Servicing	Other
Net interest income (2)	$2,398	$1,520	$941	$(63)
Noninterest income:
Mortgage banking income (loss)	(10,523)	2,602	(12,615)	(510)
Insurance income	753	753	—	—
All other income	942	860	82	—

Total noninterest income (loss)	(8,828)	4,215	(12,533)	(510)

Total revenue, net of interest expense	(6,430)	5,735	(11,592)	(573)

Provision for credit losses	3,523	171	3,352	—
Goodwill impairment	2,603	—	—	2,603
Noninterest expense	14,694	4,548	10,146	—

Income (loss) before income taxes	(27,250)	1,016	(25,090)	(3,176)
Income tax expense (benefit) (2)	(9,180)	377	(9,362)	(195)

Net income (loss)	$(18,070)	$639	$(15,728)	$(2,981)

Balance sheet

Average
Total loans and leases	$120,772	$55,128	$65,644	$—
Total earning assets	159,979	73,110	67,854	19,015
Total assets	196,637	75,305	83,114	38,218
Allocated equity	16,688	n/a	n/a	n/a
Economic capital (3)	14,884	n/a	n/a	n/a

Period end
Total loans and leases	$119,823	$55,170	$64,653	$—
Total earning assets	144,831	66,618	67,548	10,665
Total assets	188,769	80,670	83,529	24,570

	Three Months Ended September 30, 2011
	Total Consumer Real Estate Services	Home Loans	Legacy Asset Servicing	Other
Net interest income (2)	$923	$473	$472	$(22)
Noninterest income:
Mortgage banking income	1,800	914	526	360
Insurance income	23	23	—	—
All other income	76	38	38	—

Total noninterest income	1,899	975	564	360

Total revenue, net of interest expense	2,822	1,448	1,036	338

Provision for credit losses	918	50	868	—
Noninterest expense	3,852	1,340	2,512	—

Income (loss) before income taxes	(1,948)	58	(2,344)	338
Income tax expense (benefit) (2)	(811)	24	(976)	141

Net income (loss)	$(1,137)	$34	$(1,368)	$197

Balance sheet

Average
Total loans and leases	$120,079	$54,961	$65,118	$—
Total earning assets	149,177	68,924	67,524	12,729
Total assets	182,843	72,601	81,560	28,682
Allocated equity	14,240	n/a	n/a	n/a
Economic capital (3)	14,240	n/a	n/a	n/a

Period end
Total loans and leases	$119,823	$55,170	$64,653	$—
Total earning assets	144,831	66,618	67,548	10,665
Total assets	188,769	80,670	83,529	24,570

	Three Months Ended June 30, 2011
	Total Consumer Real Estate Services	Home Loans	Legacy Asset Servicing	Other
Net interest income (2)	$579	$474	$136	$(31)
Noninterest income:
Mortgage banking income (loss)	(13,018)	936	(13,081)	(873)
Insurance income	299	299	—	—
All other income	825	795	30	—

Total noninterest income (loss)	(11,894)	2,030	(13,051)	(873)

Total revenue, net of interest expense	(11,315)	2,504	(12,915)	(904)

Provision for credit losses	1,507	121	1,386	—
Goodwill impairment	2,603	—	—	2,603
Noninterest expense	6,042	1,543	4,499	—

Income (loss) before income taxes	(21,467)	840	(18,800)	(3,507)
Income tax expense (benefit) (2)	(6,948)	309	(6,924)	(333)

Net income (loss)	$(14,519)	$531	$(11,876)	$(3,174)

Balance sheet

Average
Total loans and leases	$121,683	$55,465	$66,218	$—
Total earning assets	158,674	72,074	68,246	18,354
Total assets	198,030	73,681	84,312	40,037
Allocated equity	17,139	n/a	n/a	n/a
Economic capital (3)	14,437	n/a	n/a	n/a

Period end
Total loans and leases	$121,553	$55,476	$66,077	$—
Total earning assets	149,908	69,844	68,092	11,972
Total assets	185,398	71,898	83,236	30,264

(1)

Consumer Real Estate Services includes Home Loans and Legacy Asset Servicing with results of certain mortgage servicing right activities, including net hedge results, together with any related assets or liabilities used as economic hedges and other unallocated assets (e.g. goodwill), included in Other.

(2)	Fully taxable-equivalent basis
(3)

Economic capital represents allocated equity less goodwill and a percentage of intangible assets (excluding mortgage servicing rights). Economic capital is a non-GAAP measure. We believe the use of this non-GAAP measure provides additional clarity in assessing the results of the segments. Other companies may define or calculate this measure differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 44-46.)

n/a	= not applicable

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries

Consumer Real Estate Services Key Indicators

(Dollars in millions, except as noted)

	Nine Months Ended September 30				Third Quarter 2011		Second Quarter 2011		First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010
	2011		2010
Mortgage servicing rights at fair value rollforward:
Balance, beginning of period	$14,900		$19,465		$12,372		$15,282		$14,900		$12,251		$14,745
Net additions	1,050		2,758		33		176		841		757		745
Impact of customer payments (1)	(2,009)		(2,960)		(664)		(639)		(706)		(799)		(923)
Other changes in mortgage servicing rights fair value (2)	(6,060)		(7,012)		(3,860)		(2,447)		247		2,691		(2,316)

Balance, end of period	$7,881		$12,251		$7,881		$12,372		$15,282		$14,900		$12,251

Capitalized mortgage servicing rights
(% of loans serviced for investors)	52	bps	73	bps	52	bps	78	bps	95	bps	92	bps	73	bps
Mortgage loans serviced for investors (in billions)	$1,512		$1,669		$1,512		$1,578		$1,610		$1,628		$1,669

Loan production:
Consumer Real Estate Services
First mortgage	$121,220		$205,981		$30,448		$38,253		$52,519		$81,255		$69,875
Home equity	3,114		5,602		660		879		1,575		2,024		2,000
Total Corporation (3)
First mortgage	130,142		213,365		33,038		40,370		56,734		84,673		71,925
Home equity	3,629		6,300		847		1,054		1,728		2,137		2,136

Mortgage banking income (loss)
Production income (loss):
Core production revenue	$2,295		$4,560		$803		$824		$668		$1,622		$1,849
Representations and warranties provision	(15,328)		(2,646)		(278)		(14,037)		(1,013)		(4,140)		(872)

Total production income (loss)	(13,033)		1,914		525		(13,213)		(345)		(2,518)		977

Servicing income:
Servicing fees	4,626		4,842		1,464		1,556		1,606		1,634		1,623
Impact of customer payments (1)	(2,009)		(2,961)		(664)		(639)		(706)		(799)		(923)
Fair value changes of mortgage servicing rights, net of economic hedge results (4)	(509)		120		361		(873)		3		257		(89)
Other servicing-related revenue	402		503		114		151		137		172		169

Total net servicing income	2,510		2,504		1,275		195		1,040		1,264		780

Total Consumer Real Estate Services mortgage banking income (loss)	(10,523)		4,418		1,800		(13,018)		695		(1,254)		1,757
Other business segments’ mortgage banking loss (5)	(426)		(265)		(183)		(178)		(65)		(165)		(2)

Total consolidated mortgage banking income (loss)	$(10,949)		$4,153		$1,617		$(13,196)		$630		$(1,419)		$1,755

(1)	Represents the change in the market value of the mortgage servicing rights asset due to the impact of customer payments received during the year.
(2)	These amounts reflect the change in discount rates and prepayment speed assumptions, mostly due to changes in interest rates, as well as the effect of changes in other assumptions.
(3)	In addition to loan production in Consumer Real Estate Services, the remaining first mortgage and home equity loan production is primarily in GWIM.
(4)	Includes sale of mortgage servicing rights.
(5)	Includes the effect of transfers of mortgage loans from Consumer Real Estate Services to the asset and liability management portfolio included in All Other.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries

Global Commercial Banking Segment Results

(Dollars in millions)

	Nine Months Ended September 30				Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
	2011		2010		2011		2011		2011		2010		2010
Net interest income (1)	$5,420		$6,143		$1,743		$1,827		$1,850		$1,865		$1,853
Noninterest income:
Service charges	1,745		1,777		563		576		606		563		589
All other income	832		691		227		408		197		186		191

Total noninterest income	2,577		2,468		790		984		803		749		780

Total revenue, net of interest expense	7,997		8,611		2,533		2,811		2,653		2,614		2,633

Provision for credit losses	(488)		2,115		(150)		(417)		79		(136)		556
Noninterest expense	3,195		3,068		1,018		1,069		1,108		1,061		1,061

Income before income taxes	5,290		3,428		1,665		2,159		1,466		1,689		1,016
Income tax expense (1)	1,936		1,263		615		778		543		636		372

Net income	$3,354		$2,165		$1,050		$1,381		$923		$1,053		$644

Net interest yield (1)	2.66	%	3.03	%	2.65	%	2.60	%	2.73	%	2.67	%	2.61	%
Return on average equity	10.96		6.61		10.22		13.67		9.02		9.72		5.95
Return on average economic capital (2)	22.18		12.55		20.78		27.95		18.01		18.75		11.52
Efficiency ratio (1)	39.95		35.63		40.19		38.03		41.75		40.60		40.31

Balance sheet

Average
Total loans and leases	$189,924		$206,699		$188,037		$189,347		$192,438		$195,293		$199,320
Total earning assets (3)	272,585		270,719		261,422		281,831		274,647		277,393		281,740
Total assets (3)	310,804		307,484		299,542		320,436		312,576		314,790		318,404
Total deposits	166,895		145,931		173,837		166,481		160,217		156,672		148,605
Allocated equity	40,917		43,790		40,726		40,522		41,512		42,997		42,930
Economic capital (2)	20,222		23,112		20,037		19,825		20,812		22,294		22,223

Period end
Total loans and leases	$188,650		$196,333		$188,650		$189,435		$190,749		$194,038		$196,333
Total earning assets (3)	247,068		267,825		247,068		242,261		272,411		274,624		267,825
Total assets (3)	284,897		304,543		284,897		280,296		309,936		312,807		304,543
Total deposits	171,297		150,994		171,297		170,156		161,584		161,279		150,994

(1)	Fully taxable-equivalent basis
(2)

Return on average economic capital is calculated as net income, excluding cost of funds and earnings credit on intangibles, divided by average economic capital. Economic capital represents allocated equity less goodwill and a percentage of intangible assets. Economic capital and return on average economic capital are non-GAAP measures. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 44-46.)

(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries

Global Commercial Banking Key Indicators

(Dollars in millions)

	Nine Months Ended September 30				Third Quarter 2011		Second Quarter 2011		First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010
	2011		2010
Revenue, net of interest expense by service segment
Business lending	$4,393		$5,005		$1,358		$1,558		$1,477		$1,484		$1,532
Treasury services	3,604		3,606		1,175		1,253		1,176		1,130		1,101

Total revenue, net of interest expense (1)	$7,997		$8,611		$2,533		$2,811		$2,653		$2,614		$2,633

Average loans and leases by product
U.S. commercial	$104,726		$104,572		$104,646		$104,829		$104,703		$102,914		$101,447
Commercial real estate	40,510		53,765		38,189		40,597		42,796		45,854		49,748
Direct/Indirect consumer	41,931		46,019		42,283		41,078		42,435		44,185		45,885
Other	2,757		2,343		2,919		2,843		2,504		2,340		2,240

Total average loans and leases	$189,924		$206,699		$188,037		$189,347		$192,438		$195,293		$199,320

Loan spread	2.30	%	2.31	%	2.24	%	2.26	%	2.40	%	2.27	%	2.29	%

Credit quality
Reservable utilized criticized exposure (2)	$22,784		$36,332		$22,784		$27,041		$30,643		$32,816		$36,332
	12.30	%	18.45	%	12.30	%	14.27	%	15.83	%	16.74	%	18.45	%
Nonperforming loans, leases and foreclosed properties (3)	$6,589		$9,414		$6,589		$7,373		$8,321		$8,681		$9,414
	3.49	%	4.79	%	3.49	%	3.88	%	4.36	%	4.47	%	4.79	%

Average deposit balances
Interest-bearing	$51,961		$53,980		$48,627		$52,643		$54,679		$55,354		$53,565
Noninterest-bearing	114,934		91,951		125,210		113,838		105,538		101,318		95,040

Total	$166,895		$145,931		$173,837		$166,481		$160,217		$156,672		$148,605

(1)	Fully taxable-equivalent basis
(2)

Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total reservable commercial utilized credit exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers acceptances.

(3)

Nonperforming loans, leases and foreclosed properties are presented on an end-of-period basis. The nonperforming ratio is calculated as nonperforming loans, leases and foreclosed properties divided by loans, leases and foreclosed properties.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries

Global Banking & Markets Segment Results

(Dollars in millions)

	Nine Months Ended September 30				Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
	2011		2010		2011		2011		2011		2010		2010
Net interest income (1)	$5,668		$6,011		$1,846		$1,787		$2,035		$1,989		$1,884
Noninterest income:
Service charges	1,327		1,378		410		442		475		495		455
Investment and brokerage services	1,876		1,831		613		587		676		546		565
Investment banking income	4,196		3,823		1,048		1,637		1,511		1,583		1,306
Trading account profits	6,312		8,727		1,621		2,070		2,621		961		2,454
All other income (loss)	517		814		(316)		269		564		(210)		409

Total noninterest income	14,228		16,573		3,376		5,005		5,847		3,375		5,189

Total revenue, net of interest expense	19,896		22,584		5,222		6,792		7,882		5,364		7,073

Provision for credit losses	(269)		(54)		15		(82)		(202)		(112)		(157)
Noninterest expense	13,892		13,213		4,480		4,708		4,704		4,321		4,311

Income before income taxes	6,273		9,425		727		2,166		3,380		1,155		2,919
Income tax expense (1)	2,873		3,797		1,029		607		1,237		486		1,451

Net income (loss)	$3,400		$5,628		$(302)		$1,559		$2,143		$669		$1,468

Return on average equity	11.83	%	14.73	%	n/m		16.69	%	20.94	%	5.65	%	11.61	%
Return on average economic capital (2)	16.37		18.39		n/m		23.23		27.99		7.28		14.57
Efficiency ratio (1)	69.83		58.51		85.82	%	69.32		59.67		80.55		60.96

Balance sheet

Average
Total trading-related assets (3)	$483,232		$515,469		$490,356		$500,595		$458,394		$485,161		$507,014
Total loans and leases	111,167		97,915		120,143		109,473		103,704		100,606		98,874
Total earning assets (4)	571,745		611,061		572,758		568,095		574,399		580,912		591,313
Total assets (4)	735,438		763,797		748,289		748,964		708,625		733,732		743,264
Total deposits	116,364		95,568		121,389		116,899		110,687		104,655		96,040
Allocated equity	38,422		51,083		36,372		37,458		41,491		46,935		50,173
Economic capital (2)	27,875		41,022		25,589		26,984		31,112		36,695		40,116

Period end
Total trading-related assets (3)	$448,062		$516,874		$448,062		$445,221		$455,958		$417,714		$516,874
Total loans and leases	124,527		99,525		124,527		114,165		105,651		99,964		99,525
Total earning assets (4)	530,471		598,809		530,471		516,920		563,140		512,962		598,809
Total assets (4)	686,035		745,863		686,035		689,306		697,132		653,737		745,863
Total deposits	115,724		99,462		115,724		122,348		114,579		109,691		99,462

Trading-related assets (average)
Trading account securities	$206,779		$203,201		$199,782		$214,451		$206,177		$201,006		$201,494
Reverse repurchases	166,684		191,430		174,610		173,403		151,788		166,070		183,246
Securities borrowed	48,841		55,695		47,314		54,044		45,140		51,294		54,899
Derivative assets	60,928		65,143		68,650		58,697		55,289		66,791		67,375

Total trading-related assets (3)	$483,232		$515,469		$490,356		$500,595		$458,394		$485,161		$507,014

(1)	Fully taxable-equivalent basis
(2)

Return on average economic capital is calculated as net income, excluding cost of funds and earnings credit on intangibles, divided by average economic capital. Economic capital represents allocated equity less goodwill and a percentage of intangible assets. Economic capital and return on average economic capital are non-GAAP measures. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 44-46.)

(3)	Includes assets which are not considered earning assets (i.e. derivative assets).
(4)	Total earning assets and total assets include asset allocations to match liabilities (i.e. deposits).
n/m	= not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries

Global Banking & Markets Key Indicators

(Dollars in millions)

	Nine Months Ended September 30				Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
	2011		2010		2011		2011		2011		2010		2010
Sales and trading revenue
Fixed income, currency and commodities	$8,145		$11,188		$1,820		$2,686		$3,639		$1,667		$3,478
Equity income	3,308		3,369		960		1,092		1,256		787		966

Total sales and trading revenue (1)	$11,453		$14,557		$2,780		$3,778		$4,895		$2,454		$4,444

Investment banking fees
Advisory (2)	$973		$682		$273		$381		$319		$336		$273
Debt issuance	2,158		2,252		479		880		799		808		743
Equity issuance	1,065		889		296		376		393		439		290

Total investment banking fees	$4,196		$3,823		$1,048		$1,637		$1,511		$1,583		$1,306

Corporate Banking
Business lending	$2,416		$2,523		$792		$756		$868		$749		$778
Treasury services	1,831		1,681		602		621		608		578		545

Total revenue, net of interest expense	$4,247		$4,204		$1,394		$1,377		$1,476		$1,327		$1,323

Global Corporate & Investment Banking Key Indicators

Average deposit balances
Interest-bearing	$55,265		$43,100		$55,543		$57,286		$52,937		$49,834		$46,339
Noninterest-bearing	53,922		44,573		58,518		52,085		51,081		47,401		43,043

Total average deposits	$109,187		$87,673		$114,061		$109,371		$104,018		$97,235		$89,382

Loan spread	1.77	%	1.88	%	1.52	%	1.57	%	2.29	%	1.62	%	1.76	%

Provision for credit losses	$(230)		$(92)		$8		$(74)		$(164)		$(110)		$(102)

Credit quality (3, 4)
Reservable utilized criticized exposure	$4,815		$7,132		$4,815		$4,801		$5,298		$5,924		$7,132
	4.01	%	6.95	%	4.01	%	4.26	%	4.87	%	5.67	%	6.95	%
Nonperforming loans, leases and foreclosed properties	$336		$993		$336		$327		$314		$645		$993
	0.32	%	1.19	%	0.32	%	0.34	%	0.35	%	0.76	%	1.19	%
Average loans and leases by product
U.S. commercial	$34,604		$34,138		$35,717		$34,369		$33,704		$33,522		$32,681
Commercial real estate	53		31		23		54		82		24		26
Commercial lease financing	23,205		23,433		23,101		23,041		23,478		23,271		23,356
Non-U.S. commercial	36,010		23,098		42,409		35,267		30,220		26,550		24,650
Other	42		43		38		41		46		42		43

Total average loans and leases	$93,914		$80,743		$101,288		$92,772		$87,530		$83,409		$80,756

(1) Sales and trading revenue breakdown:
Net Interest Income	$3,013		$3,418		$976		$952		$1,085		$1,183		$1,090
Commissions	1,865		1,818		610		583		672		542		560
Trading	6,199		8,671		1,581		2,031		2,587		925		2,427
Other	376		650		(387)		212		551		(196)		367

Total sales and trading revenue	$11,453		$14,557		$2,780		$3,778		$4,895		$2,454		$4,444

(2)	Advisory includes fees on debt and equity advisory services and mergers and acquisitions.
(3)

Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total reservable commercial utilized credit exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers’ acceptances.

(4)

Nonperforming loans, leases and foreclosed properties are on an end-of-period basis and defined as nonperforming loans and leases plus foreclosed properties. The nonperforming ratio is nonperforming assets divided by commercial loans and leases plus commercial foreclosed properties.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries

Credit Default Swaps with Monoline Financial Guarantors

(Dollars in millions)

	September 30, 2011
	Super Senior CDOs (1)		Other Guaranteed Positions		Total
Notional	$—		$31,028		$31,028
Mark-to-market or guarantor receivable	$—		$6,215		$6,215
Credit valuation adjustment	—		(3,205)		(3,205)

Total	$—		$3,010		$3,010

Credit valuation adjustment %	—	%	52	%	52	%

Losses during the three months ended September 30, 2011	$—		$(172)		$(172)

Losses during the nine months ended September 30, 2011	(314)		(526)		(840)

	June 30, 2011
	Super Senior CDOs		Other Guaranteed Positions		Total
Notional	$2,968		$32,656		$35,624
Mark-to-market or guarantor receivable	$2,578		$6,150		$8,728
Credit valuation adjustment	(2,363)		(3,314)		(5,677)

Total	$215		$2,836		$3,051

Credit valuation adjustment %	92	%	54	%	65	%

Losses during the three months ended June 30, 2011	$(38)		$(223)		$(261)

Losses during the six months ended June 30, 2011	(314)		(354)		(668)

(1)	During the third quarter of 2011, we terminated $2.8 billion of monoline contracts referencing super senior ABS CDOs.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries

Investment Banking Product Rankings

	Nine Months Ended September 30, 2011
	Global			U.S.
	Product Ranking	Market Share		Product Ranking	Market Share
High-yield corporate debt	3	9.7	%	2	11.4	%
Leveraged loans	2	14.2		1	18.2
Mortgage-backed securities	1	11.1		1	13.4
Asset-backed securities	1	12.2		1	17.9
Convertible debt	6	5.7		5	10.1
Common stock underwriting	3	7.2		1	11.0
Investment grade corporate debt	2	6.6		2	13.6
Syndicated loans	2	9.7		2	18.7
Net investment banking revenue	2	7.5		2	11.7
Announced mergers and acquisitions	6	13.4		6	18.1
Equity capital markets	3	7.0		3	10.8
Debt capital markets	4	5.7		2	10.3

Source: Dealogic data as of October 4, 2011. Figures above include self-led transactions.

•	Rankings based on deal volumes except for net investment banking revenue rankings which reflect fees.
•	Debt capital markets excludes loans but includes agencies.
•	Mergers and acquisitions fees included in investment banking revenues reflect 10 percent fee credit at announcement and 90 percent fee credit at completion as per Dealogic.
•	Mergers and acquisitions volume rankings are for announced transactions and provide credit to all investment banks advising the target or acquiror.
•	Each advisor receives full credit for the deal amount unless advising a minority stakeholder.

Highlights

Global top 3 rankings in:

High-yield corporate debt	Common stock underwriting
Leveraged loans	Investment grade corporate debt
Mortgage-backed securities	Syndicated loans
Asset-backed securities	Equity capital markets

U.S. top 3 rankings in:

High-yield corporate debt	Investment grade corporate debt
Leveraged loans	Syndicated loans
Mortgage-backed securities	Equity capital markets
Asset-backed securities	Debt capital markets
Common stock underwriting

Top 3 rankings excluding self-led deals:

Global:	Mortgage-backed securities, Asset-backed securities, Investment grade corporate debt, Leveraged loans, Syndicated loans, High-yield corporate debt, Common stock underwriting, Equity capital markets

US:	Leveraged loans, Mortgage-backed securities, Asset-backed securities, Common stock underwriting, Investment grade corporate debt, High-yield corporate debt, Syndicated loans, Debt capital markets, Equity capital markets

This information is preliminary and based on company data available at the time of the presentation.	28

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management Segment Results

(Dollars in millions, except as noted)

	48.	48.	48.	48.	48.	48.	48.	48.	48.	48.	48.	48.	48.	48.
	Nine Months Ended September 30				Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
	2011		2010		2011		2011		2011		2010		2010
Net interest income (1)	$4,551		$4,252		$1,411		$1,571		$1,569		$1,425		$1,345
Noninterest income:
Investment and brokerage services	7,120		6,394		2,364		2,378		2,378		2,266		2,091
All other income	1,541		1,482		455		541		545		470		462

Total noninterest income	8,661		7,876		2,819		2,919		2,923		2,736		2,553

Total revenue, net of interest expense	13,212		12,128		4,230		4,490		4,492		4,161		3,898

Provision for credit losses	280		491		162		72		46		155		127
Noninterest expense	10,746		9,737		3,516		3,631		3,599		3,489		3,345

Income before income taxes	2,186		1,900		552		787		847		517		426
Income tax expense (1)	800		878		205		281		314		198		157

Net income	$1,386		$1,022		$347		$506		$533		$319		$269

Net interest yield (1)	2.23%		2.38%		2.06%		2.34%		2.30%		2.10%		2.18%
Return on average equity	10.42		7.58		7.72		11.54		12.06		6.94		5.91
Return on average economic capital (2)	26.63		20.12		19.66		29.97		30.46		17.97		15.84
Efficiency ratio (1)	81.34		80.29		83.12		80.87		80.12		83.86		85.81

Balance sheet
Average
Total loans and leases	$101,952		$98,920		$102,785		$102,200		$100,851		$100,306		$99,103
Total earning assets (3)	272,289		238,608		270,973		268,968		276,992		268,872		245,146
Total assets (3)	292,359		259,587		290,765		289,050		297,335		289,643		265,641
Total deposits	256,455		227,613		255,660		255,219		258,518		246,281		234,807
Allocated equity	17,783		18,015		17,839		17,574		17,938		18,227		18,039
Economic capital (2)	7,075		7,227		7,148		6,868		7,210		7,475		7,264

Period end
Total loans and leases	$102,361		$99,511		$102,361		$102,878		$101,286		$100,724		$99,511
Total earning assets (3)	260,706		245,370		260,706		263,867		264,753		275,260		245,370
Total assets (3)	280,686		266,489		280,686		284,294		285,472		296,251		266,489
Total deposits	251,027		240,381		251,027		255,580		256,526		257,982		240,381

(1)	Fully taxable-equivalent basis
(2)

Return on average economic capital is calculated as net income, excluding cost of funds and earnings credit on intangibles, divided by average economic capital. Economic capital represents allocated equity less goodwill and a percentage of intangible assets. Economic capital and return on average economic capital are non-GAAP measures. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 44-46.)

(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	29

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management Key Indicators and Metrics

(Dollars in millions, except as noted)

	54.	54.	54.	54.	54.	54.	54.	54.
	Nine Months Ended September 30			Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2011	2010		2011	2011	2011	2010	2010
Revenues
Merrill Lynch Global Wealth Management	$10,463	$9,303		$3,429	$3,494	$3,540	$3,428	$3,177
U.S. Trust	2,088	2,014		682	710	696	708	691
Retirement Services	807	726		262	273	272	226	242
Other (1)	(146)	85		(143)	13	(16)	(201)	(212)

Total revenues	$13,212	$12,128		$4,230	$4,490	$4,492	$4,161	$3,898

Client Balances

Client Balances by Business
Merrill Lynch Global Wealth Management	$1,452,081	$1,466,346		$1,452,081	$1,539,798	$1,554,294	$1,515,896	$1,466,346
U.S. Trust	315,242	334,150		315,242	341,911	345,092	340,341	334,150
Retirement Services	230,822	234,249		230,822	252,379	255,573	246,774	234,249
Other (1, 2)	65,153	86,199		65,153	67,875	71,759	78,275	86,199

Client Balances by Type
Assets under management (2)	$616,899	$611,461		$616,899	$661,010	$664,554	$643,343	$611,461
Client brokerage assets	986,718	1,055,384		986,718	1,065,996	1,087,536	1,064,516	1,055,384
Assets in custody	106,293	114,207		106,293	116,499	116,816	114,721	114,207
Client deposits	251,027	240,381		251,027	255,580	256,526	257,982	240,381
Loans and leases	102,361	99,511		102,361	102,878	101,286	100,724	99,511

Total client balances	$2,063,298	$2,120,944		$2,063,298	$2,201,963	$2,226,718	$2,181,286	$2,120,944

Assets Under Management Flows (2)
Liquidity assets under management (3)	$(12,998)	$(33,665)		$(2,568)	$(3,771)	$(6,659)	$(8,050)	$(6,599)
Long-term assets under management (4)	23,187	8,433		4,493	4,535	14,159	5,648	4,032

Total assets under management flows	$10,189	$(25,232)		$1,925	$764	$7,500	$(2,402)	$(2,567)

Associates (5)

Number of Financial Advisors	16,722	15,486		16,722	16,247	15,695	15,511	15,486

Total Wealth Advisors	18,488	16,983		18,488	17,823	17,201	17,025	16,983

Total Client Facing Professionals	21,554	20,011		21,554	20,883	20,273	20,066	20,011

Merrill Lynch Global Wealth Management Metrics

Financial Advisor Productivity (6) (in thousands)	$892	$833		$854	$893	$931	$913	$846

U.S. Trust Metrics

Client Facing Professionals	2,271	2,302		2,271	2,280	2,313	2,311	2,302

(1)	Other includes the results of BofA Global Capital Management (the former Columbia cash management business) and residual net interest income.
(2)	Includes the Columbia Management long-term asset management business through the date of sale on May 1, 2010.
(3)

Assets under advisory and discretion of GWIM in which the investment strategy seeks a high level of income while maintaining liquidity and capital preservation. The duration of these strategies are less than one year.

(4)	Assets under advisory and discretion of GWIM in which the duration of the investment strategy is longer than one year.
(5)	Includes Merrill Edge ®
(6)	Financial Advisor Productivity is defined as annualized MLGWM total revenue divided by the total number of financial advisors (excluding Merrill Edge Financial Advisors).

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	30

Bank of America Corporation and Subsidiaries

All Other Results (1)

(Dollars in millions)

	48.	48.	48.	48.	48.	48.	48.	48.
	Nine Months Ended September 30			Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2011	2010		2011	2011	2011	2010	2010
Net interest income (2)	$1,376	$2,766		$6	$543	$827	$888	$842
Noninterest income:
Card income (3)	375	457		72	149	154	157	148
Equity investment income	3,930	3,050		1,382	1,136	1,412	1,499	266
Gains on sales of debt securities	1,996	1,455		697	831	468	858	794
All other income (loss)	3,234	279		4,112	(111)	(767)	(1,713)	(807)

Total noninterest income	9,535	5,241		6,263	2,005	1,267	801	401

Total revenue, net of interest expense	10,911	8,007		6,269	2,548	2,094	1,689	1,243

Provision for credit losses	5,380	4,186		1,373	1,842	2,165	2,137	440
Merger and restructuring charges	537	1,450		176	159	202	370	421
All other noninterest expense	2,618	3,049		486	503	1,629	910	547

Income (loss) before income taxes	2,376	(678)		4,234	44	(1,902)	(1,728)	(165)
Income tax expense (benefit) (2)	(1,191)	(1,586)		(500)	160	(851)	(2,291)	(523)

Net income (loss)	$3,567	$908		$4,734	$(116)	$(1,051)	$563	$358

Balance sheet

Average
Total loans and leases	$287,627	$281,478		$286,753	$287,840	$288,301	$282,125	$268,056
Total assets (4)	210,968	307,158		202,664	199,052	231,504	237,292	244,545
Total deposits	50,367	72,206		52,853	48,093	50,120	55,301	55,466
Allocated equity (5)	68,925	31,659		67,003	76,091	63,644	53,755	38,908

Period end
Total loans and leases	$274,269	$271,672		$274,269	$287,424	$286,530	$285,087	$271,672
Total assets (6)	201,576	233,156		201,576	240,530	187,183	208,602	233,156
Total deposits	52,947	47,942		52,947	43,759	35,612	40,142	47,942

(1)

All Other consists of two broad groupings, Equity Investments and Other. Equity Investments includes Global Principal Investments, Strategic and other investments, and Corporate Investments. BlackRock, Inc., previously included in Strategic and other investments, was sold during 2011. Substantially all of the equity investments in Corporate Investments were sold during 2010. Other includes liquidating businesses, merger and restructuring charges, ALM functions (i.e., residential mortgage portfolio and investment securities) and related activities (i.e., economic hedges, fair value option on structured liabilities), and the impact of certain allocation methodologies. Other also includes certain residential mortgage and discontinued real estate products that are managed by Legacy Asset Servicing within Consumer Real Estate Services).

(2)	Fully taxable-equivalent basis
(3)

During the third quarter of 2011, as a result of the decision to exit the international consumer card businesses, the international consumer card business results have been moved to All Other from Card Services and prior periods have been reclassified.

(4)

Includes elimination of segments’ excess asset allocations to match liabilities (i.e., deposits) of $667.8 billion and $604.0 billion for the nine months ended September 30, 2011 and 2010; $661.7 billion, $675.2 billion, $666.4 billion, $650.3 billion and $625.5 billion for the third, second and first quarters of 2011, and the fourth and third quarters of 2010, respectively.

(5)	Represents both the economic capital and the portion of goodwill and intangibles assigned to All Other as well as the remaining portion of equity not specifically allocated to the segments.
(6)

Includes elimination of segments’ excess asset allocations to match liabilities (i.e., deposits) of $623.9 billion, $627.8 billion, $660.3 billion, $645.8 billion and $612.5 billion at September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010, and September 30, 2010, respectively.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	31

Bank of America Corporation and Subsidiaries

Equity Investments

(Dollars in millions)

	44.	44.	44.	44.	44.	44.
	Global Principal Investments Exposures				Equity Investment Income
	September 30, 2011			June 30, 2011	September 30, 2011
	Book Value	Unfunded Commitments	Total	Total	Three Months Ended	Nine Months Ended

Global Principal Investments:
Private Equity Investments	$1,837	$127	$1,964	$5,154	$(1,375)	$39
Global Real Estate	1,337	174	1,511	1,719	99	215
Global Strategic Capital	2,181	246	2,427	2,893	(122)	150
Legacy/Other Investments	1,530	331	1,861	2,127	(180)	(221)

Total Global Principal Investments	$6,885	$878	$7,763	$11,893	$(1,578)	$183

Components of Equity Investment Income

(Dollars in millions)

	46.	46.	46.	46.	46.	46.	46.	46.
	Nine Months Ended September 30			Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2011	2010		2011	2011	2011	2010	2010
Global Principal Investments	$183	$1,433		$ (1,578)	$398	$1,363	$866	$44
Corporate Investments	—	(299)		—	—	—	6	6
Strategic and other investments (1)	3,747	1,916		2,960	738	49	627	216

Total equity investment income included in All Other	3,930	3,050		1,382	1,136	1,412	1,499	266
Total equity investment income included in the business segments	203	698		64	76	63	13	91

Total consolidated equity investment income	$4,133	$3,748		$1,446	$1,212	$1,475	$1,512	$357

(1)	Includes the Corporation’s equity investment interest in BlackRock prior to its sale in the second quarter of 2011, China Construction Bank and Banc of America Merchant Services, LLC.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	32

Bank of America Corporation and Subsidiaries

Outstanding Loans and Leases

(Dollars in millions)

	September 30 2011	June 30 2011	Increase (Decrease)
Consumer
Residential mortgage (1)	$266,516	$266,333	$183
Home equity	127,736	130,654	(2,918)
Discontinued real estate (2)	11,541	12,003	(462)
U.S. credit card	102,803	104,659	(1,856)
Non-U.S. credit card	16,086	26,037	(9,951)
Direct/Indirect consumer (3)	90,474	90,258	216
Other consumer (4)	2,810	2,762	48

Total consumer loans excluding loans measured at fair value	617,966	632,706	(14,740)
Consumer loans measured at fair value (5)	4,741	5,194	(453)

Total consumer	622,707	637,900	(15,193)

Commercial
U.S. commercial (6)	192,642	190,606	2,036
Commercial real estate (7)	40,888	44,028	(3,140)
Commercial lease financing	21,350	21,391	(41)
Non-U.S. commercial	48,461	42,929	5,532

Total commercial loans excluding loans measured at fair value	303,341	298,954	4,387
Commercial loans measured at fair value (5)	6,483	4,403	2,080

Total commercial	309,824	303,357	6,467

Total loans and leases	$932,531	$941,257	$(8,726)

(1)	Includes non-U.S. residential mortgages of $86 million and $90 million at September 30, 2011 and June 30, 2011.
(2)

Includes $10.3 billion and $10.7 billion of pay option loans, and $1.2 billion and $1.3 billion of subprime loans at September 30, 2011 and June 30, 2011. The Corporation no longer originates these products.

(3)

Includes dealer financial services loans of $43.6 billion and $42.1 billion, consumer lending of $8.9 billion and $9.9 billion, U.S. securities-based lending margin loans of $22.3 billion and $21.3 billion, student loans of $6.1 billion and $6.3 billion, non-U.S. consumer loans of $7.8 billion and $8.7 billion, and other consumer loans of $1.8 billion and $2.0 billion at September 30, 2011 and June 30, 2011.

(4)

Includes consumer finance loans of $1.7 billion and $1.8 billion, other non-U.S. consumer loans of $992 million and $866 million, and consumer overdrafts of $94 million and $104 million at September 30, 2011 and June 30, 2011.

(5)

Certain consumer loans are accounted for under the fair value option and include residential mortgages of $1.3 billion and $1.2 billion and discontinued real estate of $3.4 billion and $4.0 billion at September 30, 2011 and June 30, 2011. Certain commercial loans are accounted for under the fair value option and include U.S. commercial loans of $1.9 billion and $1.6 billion, non-U.S. commercial loans of $4.5 billion and $2.8 billion, and commercial real estate loans of $75 million and $11 million at September 30, 2011 and June 30, 2011.

(6)	Includes U.S. small business commercial loans, including card related products, of $13.6 billion and $13.9 billion at September 30, 2011 and June 30, 2011.
(7)	Includes U.S. commercial real estate loans of $39.3 billion and $41.7 billion, and non-U.S. commercial real estate loans of $1.6 billion and $2.3 billion at September 30, 2011 and June 30, 2011.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	33

Bank of America Corporation and Subsidiaries

Quarterly Average Loans and Leases by Business Segment

(Dollars in millions)

	53.	53.	53.	53.	53.	53.	53.	53.	53.
	Third Quarter 2011
	Total Corporation		Deposits	Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Consumer
Residential mortgage	$268,494		$—	$—	$1,196	$209	$99	$36,656	$230,334
Home equity	129,125		—	—	112,781	1,080	—	15,029	235
Discontinued real estate	15,923		—	—	4,052	—	—	—	11,871
U.S. credit card	103,671		—	103,671	—	—	—	—	—
Non-U.S. credit card	25,434		—	—	—	—	—	—	25,434
Direct/Indirect consumer	90,280		49	9,415	100	42,283	505	31,390	6,538
Other consumer	2,795		475	—	—	—	5	13	2,302

Total consumer	635,722		524	113,086	118,129	43,572	609	83,088	276,714

Commercial
U.S. commercial	191,439		163	10,167	1,949	104,646	47,809	17,829	8,876
Commercial real estate	42,931		1	294	2	38,189	930	1,653	1,862
Commercial lease financing	21,342		—	—	—	—	23,102	19	(1,779)
Non-U.S. commercial	50,598		—	—	(1)	1,630	47,693	196	1,080

Total commercial	306,310		164	10,461	1,950	144,465	119,534	19,697	10,039

Total loans and leases	$942,032		$688	$123,547	$120,079	$188,037	$120,143	$102,785	$286,753

	Second Quarter 2011
	Total Corporation		Deposits	Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Consumer
Residential mortgage	$265,420		$—	$—	$1,167	$263	$101	$36,367	$227,522
Home equity	131,786		—	—	115,250	1,033	—	15,248	255
Discontinued real estate	15,997		—	—	3,548	—	—	—	12,449
U.S. credit card	106,164		—	106,164	—	—	—	—	—
Non-U.S. credit card	27,259		—	—	—	—	—	—	27,259
Direct/Indirect consumer	89,403		52	10,482	94	41,078	561	30,231	6,905
Other consumer	2,745		414	—	—	—	5	17	2,309

Total consumer	638,774		466	116,646	120,059	42,374	667	81,863	276,699

Commercial
U.S. commercial	190,479		157	10,421	1,619	104,829	45,755	18,322	9,376
Commercial real estate	45,762		1	277	5	40,597	909	1,792	2,181
Commercial lease financing	21,284		—	—	—	—	23,042	34	(1,792)
Non-U.S. commercial	42,214		2	—	—	1,547	39,100	189	1,376

Total commercial	299,739		160	10,698	1,624	146,973	108,806	20,337	11,141

Total loans and leases	$938,513		$626	$127,344	$121,683	$189,347	$109,473	$102,200	$287,840

	Third Quarter 2010
	Total Corporation		Deposits	Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Consumer
Residential mortgage	$237,292		$—	$—	$—	$286	$509	$35,224	$201,273
Home equity	143,083		—	—	125,688	914	—	16,207	274
Discontinued real estate	13,632		—	—	—	—	—	—	13,632
U.S. credit card	115,251		—	115,251	—	—	—	—	—
Non-U.S. credit card	27,047		—	—	—	—	—	—	27,047
Direct/Indirect consumer	95,692		64	14,584	95	45,885	388	24,872	9,804
Other consumer	2,955		341	—	(232)	—	5	17	2,824

Total consumer	634,952		405	129,835	125,551	47,085	902	76,320	254,854

Commercial
U.S. commercial	192,306		295	11,044	2,155	101,447	45,903	20,650	10,812
Commercial real estate	55,660		2	213	7	49,748	911	1,954	2,825
Commercial lease financing	21,402		—	—	—	1	23,365	30	(1,994)
Non-U.S. commercial	30,540		1	—	(1)	1,039	27,793	149	1,559

Total commercial	299,908		298	11,257	2,161	152,235	97,972	22,783	13,202

Total loans and leases	$934,860		$703	$141,092	$127,712	$199,320	$98,874	$99,103	$268,056

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	34

Bank of America Corporation and Subsidiaries

Commercial Credit Exposure by Industry (1, 2, 3)

(Dollars in millions)

	57.	57.	57.	57.	57.	57.
	Commercial Utilized			Total Commercial Committed
	September 30 2011	June 30 2011	Increase (Decrease)	September 30 2011	June 30 2011	Increase (Decrease)
Diversified financials	$65,674	$51,889	$13,785	$92,226	$79,056	$13,170
Real estate (4)	49,924	53,597	(3,673)	63,168	67,093	(3,925)
Government and public education	45,111	42,153	2,958	60,001	58,027	1,974
Healthcare equipment and services	30,901	28,757	2,144	47,916	45,608	2,308
Capital goods	23,746	23,880	(134)	47,351	46,822	529
Retailing	25,825	25,530	295	46,600	45,604	996
Banks	36,285	32,005	4,280	40,221	35,461	4,760
Consumer services	23,828	23,195	633	37,987	37,735	252
Materials	18,807	17,696	1,111	37,399	35,831	1,568
Commercial services and supplies	21,010	20,740	270	31,467	31,344	123
Energy	14,068	12,661	1,407	31,031	29,817	1,214
Food, beverage and tobacco	14,682	14,697	(15)	28,825	28,920	(95)
Utilities	7,398	6,407	991	24,773	24,697	76
Media	11,220	10,730	490	20,766	20,461	305
Individuals and trusts	15,398	16,249	(851)	19,335	20,498	(1,163)
Transportation	11,867	11,778	89	18,080	18,129	(49)
Insurance, including monolines	10,776	16,306	(5,530)	17,719	23,059	(5,340)
Technology hardware and equipment	4,900	4,557	343	11,676	11,005	671
Religious and social organizations	8,547	8,087	460	11,091	10,319	772
Pharmaceuticals and biotechnology	3,784	4,998	(1,214)	11,026	12,152	(1,126)
Telecommunication services	4,368	3,890	478	10,508	10,096	412
Consumer durables and apparel	4,648	4,329	319	9,221	8,938	283
Software and services	3,568	3,480	88	9,003	8,995	8
Automobiles and components	2,825	2,466	359	7,356	6,391	965
Food and staples retailing	3,540	3,123	417	6,445	6,521	(76)
Other	4,827	3,521	1,306	7,354	7,191	163
Total commercial credit exposure by industry	$467,527	$446,721	$20,806	$748,545	$729,770	$18,775

Net credit default protection purchased on total commitments (5)				$(21,602)	$(19,861)

(1)

Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers’ acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $65.6 billion and $58.8 billion at September 30, 2011 and June 30, 2011. Not reflected in utilized and committed exposure is additional non-cash derivative collateral held of $17.0 billion and $15.7 billion which consists primarily of other marketable securities at September 30, 2011 and June 30, 2011.

(2)

Total commercial utilized and total commercial committed exposure includes loans and letters of credit measured at fair value and are comprised of loans outstanding of $6.5 billion and $4.4 billion and issued letters of credit at notional value of $1.2 billion at both September 30, 2011 and June 30, 2011. In addition, total commercial committed exposure includes unfunded loan commitments at notional value of $26.5 billion and $26.8 billion at September 30, 2011 and June 30, 2011.

(3)	Includes U.S. small business commercial exposure.
(4)

Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based upon the borrowers’ or counterparties’ primary business activity using operating cash flows and primary source of repayment as key factors.

(5)	Represents net notional credit protection purchased.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	35

Bank of America Corporation and Subsidiaries

Net Credit Default Protection by Maturity Profile (1)

	September 30 2011	June 30 2011
Less than or equal to one year	17%	14%
Greater than one year and less than or equal to five years	76	80
Greater than five years	7	6
Total net credit default protection	100%	100%
(1)

To mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of maturities for net credit default protection purchased is shown above.

Net Credit Default Protection by Credit Exposure Debt Rating (1, 2)

(Dollars in millions)

	September 30, 2011			June 30, 2011
Ratings (3)	Net Notional	Percent		Net Notional	Percent
AAA	$(100)	0.5	%	$—	—	%
AA	(823)	3.8		(313)	1.6
A	(7,669)	35.5		(7,016)	35.3
BBB	(8,161)	37.8		(7,542)	38.0
BB	(1,809)	8.4		(1,659)	8.4
B	(1,653)	7.7		(1,381)	7.0
CCC and below	(732)	3.4		(756)	3.8
NR (4)	(655)	2.9		(1,194)	5.9
Total net credit default protection	$(21,602)	100.0	%	$(19,861)	100.0	%
(1)

To mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of debt rating for net notional credit default protection purchased is shown as a negative and the net notional credit protection sold is shown as a positive amount.

(2)	Ratings are refreshed on a quarterly basis.
(3)	The Corporation considers ratings of BBB- or higher to meet the definition of investment grade.
(4)

In addition to names which have not been rated, “NR” includes $(469) million and $(1.1) billion in net credit default swap index positions at September 30, 2011 and June 30, 2011. While index positions are principally investment grade, credit default swaps indices include names in and across each of the ratings categories.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	36

Bank of America Corporation and Subsidiaries

Selected Emerging Markets (1)

(Dollars in millions)

	Loans and Leases, and Loan Commitments	Other Financing (2)	Derivative Assets (3)	Securities / Other Investments (4)	Total Cross–border Exposure (5)	Local Country Exposure Net of Local Liabilities (6)	Total Emerging Markets Exposure at September 30, 2011	Increase (Decrease) from June 30, 2011
Region/Country
Asia Pacific
China	$4,272	$618	$1,702	$8,331	$14,923	$91	$15,014	$(10,528)
India	5,209	1,729	742	2,375	10,055	643	10,698	1,611
South Korea	1,468	1,521	785	2,049	5,823	1,325	7,148	740
Hong Kong	521	471	197	1,029	2,218	1,216	3,434	999
Singapore	604	221	590	1,818	3,233	—	3,233	658
Taiwan	539	53	119	636	1,347	1,499	2,846	100
Thailand	43	9	57	867	976	—	976	31
Malaysia	64	9	125	276	474	108	582	(123)
Indonesia	190	13	6	354	563	—	563	(131)
Other Asia Pacific (7)	320	32	59	312	723	—	723	(29)
Total Asia Pacific	13,230	4,676	4,382	18,047	40,335	4,882	45,217	(6,672)
Latin America
Brazil	1,943	365	535	3,426	6,269	2,648	8,917	1,820
Mexico	2,277	451	405	2,723	5,856	—	5,856	63
Chile	1,225	177	467	24	1,893	35	1,928	397
Peru	402	126	10	93	631	—	631	32
Colombia	336	146	22	1	505	—	505	99
Other Latin America (7)	81	122	29	270	502	151	653	(75)
Total Latin America	6,264	1,387	1,468	6,537	15,656	2,834	18,490	2,336
Middle East and Africa
United Arab Emirates	1,170	27	321	20	1,538	—	1,538	209
Bahrain	78	1	4	907	990	2	992	(95)
South Africa	374	32	110	52	568	—	568	49
Other Middle East and Africa (7)	595	384	243	212	1,434	25	1,459	513
Total Middle East and Africa	2,217	444	678	1,191	4,530	27	4,557	676
Central and Eastern Europe
Russian Federation	1,248	181	25	245	1,699	10	1,709	563
Turkey	474	84	27	206	791	86	877	192
Other Central and Eastern Europe (7)	110	104	294	489	997	—	997	84
Total Central and Eastern Europe	1,832	369	346	940	3,487	96	3,583	839
Total emerging market exposure	$23,543	$6,876	$6,874	$26,715	$64,008	$7,839	$71,847	$(2,821)
(1)

There is no generally accepted definition of emerging markets. The definition that we use includes all countries in Asia Pacific excluding Japan, Australia and New Zealand; all countries in Latin America excluding Cayman Islands and Bermuda; all countries in Middle East and Africa; and all countries in Central and Eastern Europe. At September 30, 2011 and June 30, 2011, there was $1.7 billion and $474 million in emerging market exposure accounted for under the fair value option.

(2)	Includes acceptances, due froms, standby letters of credit, commercial letters of credit and formal guarantees.
(3)

Derivative assets are carried at fair value and have been reduced by the amount of cash collateral applied of $1.9 billion and $1.1 billion at September 30, 2011 and June 30, 2011. At September 30, 2011 and June 30, 2011, there were $756 million and $226 million of other marketable securities collateralizing derivative assets.

(4)

Generally, cross-border resale agreements are presented based on the domicile of the counterparty, consistent with Federal Financial Institutions Examination Council (FFIEC) reporting requirements. Cross-border resale agreements where the underlying securities are U.S. Treasury securities, in which case the domicile is the U.S., are excluded from this presentation.

(5)

Cross-border exposure includes amounts payable to the Corporation by borrowers or counterparties with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting requirements.

(6)

Local country exposure includes amounts payable to the Corporation by borrowers with a country of residence in which the credit is booked, regardless of the currency in which the claim is denominated. Local funding or liabilities are subtracted from local exposures consistent with FFIEC reporting requirements. Total amount of available local liabilities funding local country exposure at September 30, 2011 was $17.1 billion compared to $21.4 billion at June 30, 2011. Local liabilities at September 30, 2011 in Asia Pacific, Latin America, and Middle East and Africa were $15.9 billion, $868 million and $441 million, respectively, of which $7.5 billion was in Singapore, $2.1 billion in Hong Kong, $2.0 billion in China, $1.8 billion in India, $871 million in Korea, $782 million in Mexico. There were no other countries with available local liabilities funding local country exposure greater than $500 million.

(7)	No country included in Other Asia Pacific, Other Latin America, Other Middle East and Africa, or Other Central and Eastern Europe had total non-U.S. exposure of more than $500 million.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	37

Bank of America Corporation and Subsidiaries

Selected European Countries

(Dollars in millions)

	59.	59.	59.	59.	59.	59.	59.	59.
	Loans and Leases, and Loan Commitments	Other Financing (1)	Derivative Assets (2)	Securities/ Other Investments (3)	Total Cross–border Exposure (4)	Local Country Exposure Net of Local Liabilities (5)	Total Non-U.S. Exposure at September 30, 2011	Credit Default Protection (6)
Greece
Sovereign	$—	$—	$—	$14	$14	$1	$15	$4
Non-sovereign	404	4	30	22	460	10	470	—
Total Greece	$404	$4	$30	$36	$474	$11	$485	$4
Ireland
Sovereign	$1	$—	$4	$11	$16	$—	$16	$—
Non-sovereign	1,096	562	763	330	2,751	—	2,751	(30)
Total Ireland	$1,097	$562	$767	$341	$2,767	$—	$2,767	$(30)
Italy
Sovereign	$—	$—	$1,501	$29	$1,530	$—	$1,530	$(1,217)
Non-sovereign	1,047	60	624	454	2,185	2,823	5,008	(254)
Total Italy	$1,047	$60	$2,125	$483	$3,715	$2,823	$6,538	$(1,471)
Portugal
Sovereign	$—	$—	$36	$—	$36	$—	$36	$(49)
Non-sovereign	252	15	17	42	326	—	326	—
Total Portugal	$252	$15	$53	$42	$362	$—	$362	$(49)
Spain
Sovereign	$26	$—	$57	$3	$86	$47	$133	$(53)
Non-sovereign	1,100	92	196	664	2,052	2,297	4,349	(54)
Total Spain	$1,126	$92	$253	$667	$2,138	$2,344	$4,482	$(107)
Total
Sovereign	$27	$—	$1,598	$57	$1,682	$48	$1,730	$(1,315)
Non-sovereign	3,899	733	1,630	1,512	7,774	5,130	12,904	(338)
Total selected European exposure	$3,926	$733	$3,228	$1,569	$9,456	$5,178	$14,634	$(1,653)
(1)	Includes acceptances, due froms, standby letters of credit, commercial letters of credit and formal guarantees.
(2)

Derivative assets are carried at fair value and have been reduced by the amount of cash collateral applied of $4.1 billion at September 30, 2011. At September 30, 2011, there was $86 million of other marketable securities collateralizing derivative assets.

(3)

Includes $696 million in notional value of reverse repurchase agreements, which are presented based on the domicile of the counterparty consistent with FFIEC reporting requirements. Cross-border resale agreements where the underlying collateral is U.S. Treasury securities are excluded from this presentation.

(4)

Cross-border exposure includes amounts payable to the Corporation by borrowers or counterparties with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting requirements.

(5)

Local country exposure includes amounts payable to the Corporation by borrowers with a country of residence in which the credit is booked regardless of the currency in which the claim is denominated. Local funding or liabilities of $746 million are subtracted from local exposures consistent with FFIEC reporting requirements. Of the $746 million applied for exposure reduction, $358 million was in Ireland, $201 million in Italy, $151 million in Spain and $36 million in Greece.

(6)	Represents net notional credit default protection purchased to hedge derivative assets.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	38

Bank of America Corporation and Subsidiaries

Nonperforming Loans, Leases and Foreclosed Properties

(Dollars in millions)

	57.	57.	57.	57.	57.	57.	57.	57.	57.	57.
	September 30 2011		June 30 2011		March 31 2011		December 31 2010		September 30 2010
Residential mortgage	$16,430		$16,726		$17,466		$17,691		$18,291
Home equity	2,333		2,345		2,559		2,694		2,702
Discontinued real estate	308		324		327		331		297
Direct/Indirect consumer	52		58		68		90		83
Other consumer	24		25		36		48		56

Total consumer	19,147		19,478		20,456		20,854		21,429

U.S. commercial (1)	2,518		2,767		3,056		3,453		3,894
Commercial real estate	4,474		5,051		5,695		5,829		6,376
Commercial lease financing	23		23		53		117		123
Non-U.S. commercial	145		108		155		233		272

	7,160		7,949		8,959		9,632		10,665
U.S. small business commercial	139		156		172		204		202

Total commercial	7,299		8,105		9,131		9,836		10,867

Total nonperforming loans and leases	26,446		27,583		29,587		30,690		32,296
Foreclosed properties	2,613		2,475		2,056		1,974		2,260

Total nonperforming loans, leases and foreclosed properties (2, 3, 4)	$29,059		$30,058		$31,643		$32,664		$34,556

Fully-insured home loans past due 90 days or more and still accruing	$20,299		$20,047		$19,754		$16,768		$16,427
Consumer credit card past due 90 days or more and still accruing	2,544		3,020		3,570		3,919		4,007
Other loans past due 90 days or more and still accruing	1,163		1,223		1,559		1,692		1,774

Total loans past due 90 days or more and still accruing (3, 5, 6)	$24,006		$24,290		$24,883		$22,379		$22,208

Nonperforming loans, leases and foreclosed properties/Total assets (7)	1.32%		1.33%		1.39%		1.44%		1.48%
Nonperforming loans, leases and foreclosed properties/Total loans, leases and foreclosed properties (7)	3.15		3.22		3.40		3.48		3.71
Nonperforming loans and leases/Total loans and leases (7)	2.87		2.96		3.19		3.27		3.47
Commercial utilized reservable criticized exposure (8)	$30,901		$35,110		$39,435		$42,621		$47,698
Commercial utilized reservable criticized exposure/Commercial utilized reservable exposure (8)	8.51%		9.73%		10.94%		11.80%		13.06%
Total commercial utilized criticized exposure/Commercial utilized exposure (8)	8.35		10.80		11.73		12.43		13.61

(1)	Excludes U.S. small business commercial loans.
(2)

Balances do not include past due consumer credit card, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate.

(3)

Balances do not include purchased credit-impaired loans even though the customer may be contractually past due. Purchased credit-impaired loans were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(4) Balances do not include the following:	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010
Nonperforming loans held-for-sale	$1,814	$2,119	$2,421	$2,540	$3,654
Nonperforming loans accounted for under the fair value option	2,032	2,389	15	30	15
Nonaccruing troubled debt restructured loans removed from the purchased credit-impaired portfolio prior to January 1, 2010	474	465	456	426	378
(5)

Balances do not include loans held-for-sale past due 90 days or more and still accruing of $67 million, $19 million, $48 million, $60 million and $79 million at September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively. At September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010 there were no loans accounted for under the fair value option past due 90 days or more and still accruing interest.

(6)	These balances are excluded from total nonperforming loans, leases and foreclosed properties.
(7)

Total assets and total loans and leases do not include loans accounted for under the fair value option of $11.2 billion, $9.6 billion, $3.7 billion, $3.3 billion and $3.7 billion at September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively.

(8)

Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure excludes loans held-for-sale, exposure accounted for under the fair value option and other nonreservable exposure.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	39

Bank of America Corporation and Subsidiaries

Nonperforming Loans, Leases and Foreclosed Properties Activity (1)

(Dollars in millions)

	Third Quarter 2011	Second Quarter 2011	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010
Nonperforming Consumer Loans:
Balance, beginning of period	$19,478	$20,456	$20,854	$21,429	$21,684
Additions to nonperforming loans:
New nonaccrual loans	4,255	4,014	4,127	4,568	4,551
Reductions in nonperforming loans:
Paydowns and payoffs	(1,163)	(1,003)	(779)	(739)	(917)
Returns to performing status (2)	(1,072)	(1,311)	(1,340)	(1,841)	(1,469)
Charge-offs (3)	(1,972)	(2,270)	(2,020)	(2,261)	(1,987)
Transfers to foreclosed properties	(379)	(408)	(386)	(302)	(433)

Total net reductions to nonperforming loans	(331)	(978)	(398)	(575)	(255)

Total nonperforming consumer loans, end of period	19,147	19,478	20,456	20,854	21,429
Foreclosed properties	1,892	1,797	1,331	1,249	1,485

Total nonperforming consumer loans and foreclosed properties, end of period	$21,039	$21,275	$21,787	$22,103	$22,914

Nonperforming Commercial Loans and Leases (4):
Balance, beginning of period	$8,105	$9,131	$9,836	$10,867	$11,413
Additions to nonperforming loans and leases:
New nonaccrual loans and leases	1,197	1,042	1,299	1,820	1,852
Advances	37	52	67	102	83
Reductions in nonperforming loans and leases:
Paydowns and payoffs	(871)	(1,023)	(764)	(1,113)	(906)
Sales	(554)	(141)	(247)	(228)	(187)
Return to performing status (5)	(143)	(362)	(320)	(465)	(415)
Charge-offs (6)	(247)	(290)	(488)	(767)	(628)
Transfers to foreclosed properties	(205)	(241)	(200)	(304)	(217)
Transfers to loans held-for-sale	(20)	(63)	(52)	(76)	(128)

Total net reductions in nonperforming loans and leases	(806)	(1,026)	(705)	(1,031)	(546)

Total nonperforming commercial loans and leases, end of period	7,299	8,105	9,131	9,836	10,867
Foreclosed properties	721	678	725	725	775

Total nonperforming commercial loans, leases and foreclosed properties, end of period	$8,020	$8,783	$9,856	$10,561	$11,642

(1)	For amounts excluded from nonperforming loans, leases and foreclosed properties, see footnotes to Nonperforming Loans, Leases and Foreclosed Properties table on page 39.
(2)

Consumer loans may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Certain troubled debt restructurings are classified as nonperforming at the time of restructure and may only be returned to performing status after considering the borrower's sustained repayment performance for a reasonable period, generally six months.

(3)

Our policy is not to classify consumer credit card and consumer loans not secured by real estate as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity and therefore are excluded from this table.

(4)	Includes U.S. small business commercial activity.
(5)

Commercial loans and leases may be restored to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected or when the loan otherwise becomes well-secured and is in the process of collection. Troubled debt restructurings are generally classified as performing after a sustained period of demonstrated payment performance.

(6)	Business card loans are not classified as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity and accordingly are excluded from this table.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	40

Bank of America Corporation and Subsidiaries

Quarterly Net Charge-offs and Net Charge-off Ratios (1)

(Dollars in millions)

	38.	38.	38.	38.	38.	38.	38.	38.	38.	38.	38.	38.	38.	38.	38.
	Third Quarter 2011			Second Quarter 2011			First Quarter 2011			Fourth Quarter 2010			Third Quarter 2010
Net Charge-offs	Amount	Percent		Amount	Percent		Amount	Percent		Amount	Percent		Amount	Percent
Residential mortgage	$989	1.47%		$1,104	1.67%		$905	1.40%		$970	1.51%		$660	1.10%
Home equity	1,092	3.35		1,263	3.84		1,179	3.51		1,271	3.61		1,372	3.80
Discontinued real estate	24	0.80		26	0.84		20	0.61		11	0.35		17	0.48
U.S. credit card	1,639	6.28		1,931	7.29		2,274	8.39		2,572	9.05		2,975	10.24
Non-U.S. credit card	374	5.83		429	6.31		402	5.91		339	4.90		295	4.32
Direct/Indirect consumer	301	1.32		366	1.64		525	2.36		641	2.78		707	2.93
Other consumer	56	7.81		43	6.44		40	5.93		50	6.96		80	10.68

Total consumer	4,475	2.82		5,162	3.27		5,345	3.38		5,854	3.62		6,106	3.81

U.S. commercial (2)	78	0.18		60	0.14		(21)	(0.05)		210	0.47		206	0.47
Commercial real estate	296	2.73		163	1.43		288	2.42		347	2.67		410	2.93
Commercial lease financing	(1)	(0.01)		(8)	(0.15)		1	0.02		20	0.38		19	0.34
Non-U.S. commercial	18	0.15		13	0.13		103	1.22		8	0.10		12	0.17

	391	0.54		228	0.32		371	0.54		585	0.83		647	0.91
U.S. small business commercial	220	6.36		275	7.78		312	8.68		344	9.13		444	11.38

Total commercial	611	0.81		503	0.68		683	0.94		929	1.25		1,091	1.46

Total net charge-offs	$5,086	2.17		$5,665	2.44		$6,028	2.61		$6,783	2.87		$7,197	3.07

By Business Segment
Deposits	$48	27.52%		$36	23.58%		$34	21.34%		$40	25.64%		$70	39.43%
Card Services	2,031	6.52		2,434	7.67		2,916	8.93		3,327	9.65		3,908	10.99
Consumer Real Estate Services	1,036	3.58		1,213	4.16		1,114	3.75		1,183	3.76		1,323	4.11
Global Commercial Banking	443	0.94		321	0.68		514	1.08		639	1.30		730	1.45
Global Banking & Markets	31	0.11		(9)	(0.03)		(3)	(0.01)		25	0.10		52	0.22
Global Wealth & Investment Management	135	0.52		129	0.50		88	0.36		131	0.52		112	0.45
All Other	1,362	1.89		1,541	2.15		1,365	1.92		1,438	2.02		1,002	1.49

Total net charge-offs	$5,086	2.17		$5,665	2.44		$6,028	2.61		$6,783	2.87		$7,197	3.07

(1)

Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding loans and leases excluding loans accounted for under the fair value option during the period for each loan and lease category.

(2)	Excludes U.S. small business commercial loans.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	41

Bank of America Corporation and Subsidiaries

Year-to-Date Net Charge-offs and Net Charge-off Ratios (1)

(Dollars in millions)

	44.	44.	44.	44.	44.	44.
	Nine Months Ended September 30
	2011			2010
Net Charge-offs	Amount	Percent		Amount	Percent
Residential mortgage	$2,998	1.51%		$2,700	1.49%
Home equity	3,534	3.57		5,510	4.98
Discontinued real estate	70	0.75		57	0.54
U.S. credit card	5,844	7.33		10,455	11.67
Non-U.S. credit card	1,205	6.02		1,868	8.86
Direct/Indirect consumer	1,192	1.77		2,695	3.66
Other consumer	139	6.74		211	9.50

Total consumer	14,982	3.15		23,496	4.80

U.S. commercial (2)	117	0.09		671	0.50
Commercial real estate	747	2.19		1,670	3.56
Commercial lease financing	(8)	(0.05)		37	0.23
Non-U.S. commercial	134	0.44		103	0.50

	990	0.47		2,481	1.15
U.S. small business commercial	807	7.62		1,574	12.88

Total commercial	1,797	0.81		4,055	1.77

Total net charge-offs	$16,779	2.41		$27,551	3.84

By Business Segment
Deposits	$118	24.26%		$179	33.56%
Card Services	7,381	7.72		13,922	12.59
Consumer Real Estate Services	3,363	3.83		5,304	5.43
Global Commercial Banking	1,278	0.90		2,767	1.79
Global Banking & Markets	19	0.02		282	0.40
Global Wealth & Investment Management	352	0.46		346	0.47
All Other	4,268	1.99		4,751	2.26

Total net charge-offs	$16,779	2.41		$27,551	3.84

(1)

Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding loans and leases excluding loans accounted for under the fair value option during the period for each loan and lease category.

(2)	Excludes U.S. small business commercial loans.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	42

Bank of America Corporation and Subsidiaries

Allocation of the Allowance for Credit Losses by Product Type

(Dollars in millions)

	55.	55.	55.	55.	55.	55.	55.	55.	55.	55.	55.	55.	55.	55.	55.
	September 30, 2011					June 30, 2011					September 30, 2010
Allowance for loan and lease losses	Amount	Percent of Total		Percent of Loans and Leases Outstanding (1)		Amount	Percent of Total		Percent of Loans and Leases Outstanding (1)		Amount	Percent of Total		Percent of Loans and Leases Outstanding (1)
Residential mortgage	$5,832	16.62%		2.19%		$5,845	15.66%		2.19%		$4,595	10.54%		1.89%
Home equity	12,998	37.05		10.18		13,111	35.14		10.03		12,880	29.55		9.10
Discontinued real estate	1,902	5.42		16.48		1,997	5.35		16.64		961	2.21		7.15
U.S. credit card	6,780	19.33		6.59		7,540	20.21		7.20		11,977	27.48		10.54
Non-U.S.credit card	1,314	3.75		8.17		1,771	4.75		6.80		2,116	4.86		7.76
Direct/Indirect consumer	1,281	3.65		1.42		1,475	3.95		1.63		2,661	6.11		2.88
Other consumer	150	0.43		5.35		145	0.39		5.25		171	0.39		5.83

Total consumer	30,257	86.25		4.90		31,884	85.45		5.04		35,361	81.14		5.57

U.S. commercial (2)	2,627	7.49		1.36		2,792	7.48		1.46		4,089	9.38		2.14
Commercial real estate	1,860	5.30		4.55		2,314	6.20		5.26		3,573	8.20		6.77
Commercial lease financing	100	0.28		0.47		99	0.27		0.46		151	0.35		0.71
Non-U.S.commercial	238	0.68		0.49		223	0.60		0.52		407	0.93		1.33

Total commercial (3)	4,825	13.75		1.59		5,428	14.55		1.82		8,220	18.86		2.78

Allowance for loan and lease losses	35,082	100.00%		3.81		37,312	100.00%		4.00		43,581	100.00%		4.69

Reserve for unfunded lending commitments	790					897					1,294

Allowance for credit losses	$35,872					$38,209					$44,875

Asset Quality Indicators

Allowance for loan and lease losses/Total loans and leases (5)		3.81%					4.00%					4.69%
Allowance for loan and lease losses (excluding the valuation allowance for purchased credit-impaired loans)/Total loans and leases (excluding purchased credit-impaired loans) (4,5)		3.02					3.24					4.25
Allowance for loan and lease losses/Total nonperforming loans and leases (6)		133					135					135
Allowance for loan and lease losses (excluding the valuation allowance for purchased credit-impaired loans)/Total nonperforming loans and leases (4)		101					105					118
Allowance for loan and lease losses/Annualized net charge-offs		1.74					1.64					1.53
Allowance for loan and lease losses/Annualized net charge-offs (excluding purchased credit-impaired loans) (4)		1.33					1.28					1.34

(1)

Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding excluding loans accounted for under the fair value option for each loan and lease category. Loans accounted for under the fair value option include residental mortgage loans of $1.3 billion and $1.2 billion and discontinued real estate loans of $3.4 billion and $4.0 billion at September 30, 2011 and June 30, 2011, respectively. They also include U.S. commercial loans of $1.9 billion, $1.6 billion and $1.8 billion, non-U.S. commercial loans of $4.5 billion, $2.8 billion and $1.8 billion, and commercial real estate loans of $75 million, $11 million and $54 million at September 30, 2011, June 30, 2011 and September 30, 2010, respectively.

(2)	Includes allowance for U.S. small business commercial loans of $935 million, $1.0 billion and $1.8 billion at September 30,2011, June 30, 2011 and September 30, 2010, respectively.
(3)	Includes allowance for loan and lease losses for impaired commercial loans of $798 million, $778 million and $577 million at September 30, 2011, June 30, 2011 and September 30, 2010, respectively.
(4)	Excludes valuation allowance on Countrywide purchased credit-impaired loans of $8.2 billion, $8.2 billion and $5.5 billion of September 30, 2011, June 30, 2011 and September 30, 2010, respectively.
(5)

Total assets and total loans and leases do not include loans accounted for under the fair value option of $11.2 billion, $9.6 billion and $3.7 billion at September 30, 2011, June 30, 2011 and September 30, 2010, respectively.

(6)

Allowance for loan and lease losses includes $18.3 billion, $19.9 billion and $23.7 billion allocated to products (primarily Card Services portfolios and purchased credit-impaired loans) that are excluded from nonperforming loans and leases at September 30, 2011, June 30, 2011 and September 30, 2010, respectively. Excluding these amounts, allowance for loan and lease losses as a percentage of total nonperforming loans and leases was 63 percent, 63 percent and 62 percent at September 30, 2011, June 30, 2011 and September 30, 2010, respectively.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	43

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions)

The Corporation evaluates its business based on a fully taxable-equivalent basis, a non-GAAP measure. The Corporation believes managing the business with net interest income on a fully taxable-equivalent basis provides a more accurate picture of the interest margin for comparative purposes. Total revenue, net of interest expense, includes net interest income on a fully taxable-equivalent basis and noninterest income. The Corporation views related ratios and analyses (i.e., efficiency ratios and net interest yield) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. This measure ensures comparability of net interest income arising from taxable and tax-exempt sources. The efficiency ratio measures the costs expended to generate a dollar of revenue, and net interest yield evaluates the basis points the Corporation earns over the cost of funds.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP measure. Return on average tangible common shareholders’ equity measures the Corporation’s earnings contribution as a percentage of common shareholders’ equity plus any Common Equivalent Securities less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders’ equity measures the Corporation’s earnings contribution as a percentage of average shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. The tangible common equity ratio represents common shareholders’ equity plus any Common Equivalent Securities less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. The tangible equity ratio represents total shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by ending common shares outstanding. These measures are used to evaluate the Corporation’s use of equity (i.e., capital). In addition, profitability, relationship and investment models all use return on average tangible shareholders’ equity as key measures to support our overall growth goals.

In certain presentations, earnings and diluted earnings per common share, the efficiency ratio, return on average assets, return on common shareholders’ equity, return on average tangible common shareholders’ equity and return on average tangible shareholders’ equity are calculated excluding the impact of goodwill impairment charges of $2.6 billion recorded in the second quarter of 2011, and $2.0 billion and $10.4 billion recorded in the fourth and third quarters of 2010. Accordingly, these are non-GAAP measures.

See the tables below and on page 45 for reconciliations of these non-GAAP measures with financial measures defined by GAAP for the three months ended September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010 and the nine months ended September 30, 2011 and 2010. The Corporation believes the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation. Other companies may define or calculate supplemental financial data differently.

	44.	44.	44.	44.	44.	44.	44.
	Nine Months Ended September 30		Third Quarter 2011	Second Quarter 2011	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010
	2011	2010

Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis

Net interest income	$33,915	$39,084	$10,490	$11,246	$12,179	$12,439	$12,435
Fully taxable-equivalent adjustment	714	900	249	247	218	270	282

Net interest income on a fully taxable-equivalent basis	$34,629	$39,984	$10,739	$11,493	$12,397	$12,709	$12,717

Reconciliation of total revenue, net of interest expense to total revenue, net of interest expense on a fully taxable-equivalent basis

Total revenue, net of interest expense	$68,566	$87,822	$28,453	$13,236	$26,877	$22,398	$26,700
Fully taxable-equivalent adjustment	714	900	249	247	218	270	282

Total revenue, net of interest expense on a fully taxable-equivalent basis	$69,280	$88,722	$28,702	$13,483	$27,095	$22,668	$26,982

Reconciliation of total noninterest expense to total noninterest expense, excluding goodwill impairment charges

Total noninterest expense	$60,752	$62,244	$17,613	$22,856	$20,283	$20,864	$27,216
Goodwill impairment charges	(2,603)	(10,400)	—	(2,603)	—	(2,000)	(10,400)

Total noninterest expense, excluding goodwill impairment charges	$58,149	$51,844	$17,613	$20,253	$20,283	$18,864	$16,816

Reconciliation of income tax expense (benefit) to income tax expense (benefit) on a fully taxable-equivalent basis

Income tax expense (benefit)	$(2,117)	$3,266	$1,201	$(4,049)	$731	$(2,351)	$1,387
Fully taxable-equivalent adjustment	714	900	249	247	218	270	282

Income tax expense (benefit) on a fully taxable-equivalent basis	$(1,403)	$4,166	$1,450	$(3,802)	$949	$(2,081)	$1,669

Reconciliation of net income (loss) to net income (loss), excluding goodwill impairment charges

Net income (loss)	$(545)	$(994)	$6,232	$(8,826)	$2,049	$(1,244)	$(7,299)
Goodwill impairment charges	2,603	10,400	—	2,603	—	2,000	10,400

Net income (loss), excluding goodwill impairment charges	$2,058	$9,406	$6,232	$(6,223)	$2,049	$756	$3,101

Reconciliation of net income (loss) applicable to common shareholders to net income (loss) applicable to common shareholders, excluding goodwill impairment charges

Net income (loss) applicable to common shareholders	$(1,499)	$(2,030)	$5,889	$(9,127)	$1,739	$(1,565)	$(7,647)
Goodwill impairment charges	2,603	10,400	—	2,603	—	2,000	10,400

Net income (loss) applicable to common shareholders, excluding goodwill impairment charges	$1,104	$8,370	$5,889	$(6,524)	$1,739	$435	$2,753

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	44

Exhibit A: Non-GAAP Reconciliations - continued

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions)

	54.	54.	54.	54.	54.	54.	54.
	Nine Months Ended September 30		Third Quarter 2011	Second Quarter 2011	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010
	2011	2010

Reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity

Common shareholders’ equity	$212,512	$210,649	$204,928	$218,505	$214,206	$218,728	$215,911
Common Equivalent Securities	—	3,877	—	—	—	—	—
Goodwill	(72,903)	(84,965)	(71,070)	(73,748)	(73,922)	(75,584)	(82,484)
Intangible assets (excluding mortgage servicing rights)	(9,386)	(11,246)	(9,005)	(9,394)	(9,769)	(10,211)	(10,629)
Related deferred tax liabilities	2,939	3,368	2,852	2,932	3,035	3,121	3,214

Tangible common shareholders’ equity	$133,162	$121,683	$127,705	$138,295	$133,550	$136,054	$126,012

Reconciliation of average shareholders’ equity to average tangible shareholders’ equity

Shareholders’ equity	$229,385	$232,465	$222,410	$235,067	$230,769	$235,525	$233,978
Goodwill	(72,903)	(84,965)	(71,070)	(73,748)	(73,922)	(75,584)	(82,484)
Intangible assets (excluding mortgage servicing rights)	(9,386)	(11,246)	(9,005)	(9,394)	(9,769)	(10,211)	(10,629)
Related deferred tax liabilities	2,939	3,368	2,852	2,932	3,035	3,121	3,214

Tangible shareholders’ equity	$150,035	$139,622	$145,187	$154,857	$150,113	$152,851	$144,079

Reconciliation of period end common shareholders’ equity to period end tangible common shareholders’ equity

Common shareholders’ equity	$210,772	$212,391	$210,772	$205,614	$214,314	$211,686	$212,391
Goodwill	(70,832)	(75,602)	(70,832)	(71,074)	(73,869)	(73,861)	(75,602)
Intangible assets (excluding mortgage servicing rights)	(8,764)	(10,402)	(8,764)	(9,176)	(9,560)	(9,923)	(10,402)
Related deferred tax liabilities	2,777	3,123	2,777	2,853	2,933	3,036	3,123

Tangible common shareholders’ equity	$133,953	$129,510	$133,953	$128,217	$133,818	$130,938	$129,510

Reconciliation of period end shareholders’ equity to period end tangible shareholders’ equity

Shareholders’ equity	$230,252	$230,495	$230,252	$222,176	$230,876	$228,248	$230,495
Goodwill	(70,832)	(75,602)	(70,832)	(71,074)	(73,869)	(73,861)	(75,602)
Intangible assets (excluding mortgage servicing rights)	(8,764)	(10,402)	(8,764)	(9,176)	(9,560)	(9,923)	(10,402)
Related deferred tax liabilities	2,777	3,123	2,777	2,853	2,933	3,036	3,123

Tangible shareholders’ equity	$153,433	$147,614	$153,433	$144,779	$150,380	$147,500	$147,614

Reconciliation of period end assets to period end tangible assets

Assets	$2,219,628	$2,339,660	$2,219,628	$2,261,319	$2,274,532	$2,264,909	$2,339,660
Goodwill	(70,832)	(75,602)	(70,832)	(71,074)	(73,869)	(73,861)	(75,602)
Intangible assets (excluding mortgage servicing rights)	(8,764)	(10,402)	(8,764)	(9,176)	(9,560)	(9,923)	(10,402)
Related deferred tax liabilities	2,777	3,123	2,777	2,853	2,933	3,036	3,123

Tangible assets	$2,142,809	$2,256,779	$2,142,809	$2,183,922	$2,194,036	$2,184,161	$2,256,779

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	45

Exhibit A: Non-GAAP Reconciliations - continued

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions)

Reconciliation of return on average economic capital	Nine Months Ended September 30		Third Quarter 2011	Second Quarter 2011	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010
	2011	2010

Deposits

Reported net income	$1,051	$1,562	$276	$424	$351	$(200)	$198
Adjustment related to intangibles (1)	1	8	1	(1)	1	2	3

Adjusted net income	$1,052	$1,570	$277	$423	$352	$(198)	$201

Average allocated equity	$23,692	$24,254	$23,820	$23,612	$23,641	$24,128	$24,402
Adjustment related to goodwill and a percentage of intangibles	(17,952)	(17,977)	(17,947)	(17,950)	(17,958)	(17,967)	(17,978)

Average economic capital	$5,740	$6,277	$5,873	$5,662	$5,683	$6,161	$6,424

Card Services

Reported net income	$4,767	$(8,269)	$1,264	$1,939	$1,564	$1,289	$(9,844)
Adjustment related to intangibles (1)	12	54	4	3	5	15	17
Goodwill impairment charge	—	—	—	—	—	—	10,400

Adjusted net income	$4,779	$(8,215)	$1,268	$1,942	$1,569	$1,304	$573

Average allocated equity	$22,958	$37,073	$22,410	$22,671	$23,807	$25,173	$33,033
Adjustment related to goodwill and a percentage of intangibles	(12,257)	(21,649)	(12,216)	(12,261)	(12,295)	(12,327)	(19,368)

Average economic capital	$10,701	$15,424	$10,194	$10,410	$11,512	$12,846	$13,665

Consumer Real Estate Services

Reported net income	$(18,070)	$(4,010)	$(1,137)	$(14,519)	$(2,414)	$(4,937)	$(392)
Adjustment related to intangibles (1)	—	2	—	—	—	—	—
Goodwill impairment charge	2,603	—	—	2,603	—	2,000	—

Adjusted net income	$(15,467)	$(4,008)	$(1,137)	$(11,916)	$(2,414)	$(2,937)	$(392)

Average allocated equity	$16,688	$26,591	$14,240	$17,139	$18,736	$24,310	$26,493
Adjustment related to goodwill and a percentage of intangibles	(1,804)	(4,803)	—	(2,702)	(2,742)	(4,799)	(4,801)

Average economic capital	$14,884	$21,788	$14,240	$14,437	$15,994	$19,511	$21,692

Global Commercial Banking

Reported net income	$3,354	$2,165	$1,050	$1,381	$923	$1,053	$644
Adjustment related to intangibles (1)	2	4	—	1	1	1	1

Adjusted net income	$3,356	$2,169	$1,050	$1,382	$924	$1,054	$645

Average allocated equity	$40,917	$43,790	$40,726	$40,522	$41,512	$42,997	$42,930
Adjustment related to goodwill and a percentage of intangibles	(20,695)	(20,678)	(20,689)	(20,697)	(20,700)	(20,703)	(20,707)

Average economic capital	$20,222	$23,112	$20,037	$19,825	$20,812	$22,294	$22,223

Global Banking and Markets

Reported net income	$3,400	$5,628	$(302)	$1,559	$2,143	$669	$1,468
Adjustment related to intangibles (1)	13	15	5	4	4	4	5

Adjusted net income	$3,413	$5,643	$(297)	$1,563	$2,147	$673	$1,473

Average allocated equity	$38,422	$51,083	$36,372	$37,458	$41,491	$46,935	$50,173
Adjustment related to goodwill and a percentage of intangibles	(10,547)	(10,061)	(10,783)	(10,474)	(10,379)	(10,240)	(10,057)

Average economic capital	$27,875	$41,022	$25,589	$26,984	$31,112	$36,695	$40,116

Global Wealth and Investment Management

Reported net income	$1,386	$1,022	$347	$506	$533	$319	$269
Adjustment related to intangibles (1)	23	66	7	7	9	20	21

Adjusted net income	$1,409	$1,088	$354	$513	$542	$339	$290

Average allocated equity	$17,783	$18,015	$17,839	$17,574	$17,938	$18,227	$18,039
Adjustment related to goodwill and a percentage of intangibles	(10,708)	(10,788)	(10,691)	(10,706)	(10,728)	(10,752)	(10,775)

Average economic capital	$7,075	$7,227	$7,148	$6,868	$7,210	$7,475	$7,264

(1)	Represents cost of funds and earnings credit on intangibles.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	46

Appendix: Selected Slides from the

Third Quarter 2011 Earnings Release Presentation

This information is preliminary and based on company data available at the time of the presentation.	47

3Q11 Review

3Q11 reported net income of $6.2B or $0.56 diluted EPS

A number of significant items were recorded during the quarter

Continued execution on customer-focused strategy for growth and relationship deepening

Headwinds of global economies, housing, interest rates and Eurozone debt crisis persist

– Sales and trading results reflect challenging market environment Total deposits increased Loan growth remains muted Credit quality continues to improve

Expenses declined from 2Q11

New BAC efficiency initiative: Phase 1 evaluation complete and implementation commenced in October, Phase 2 evaluation underway Capital and liquidity remain strong

– Credit reserve coverage at 1.74 times 3Q11 annualized net charge-offs (highest in 15 quarters)

– Capital ratios improved

Tier 1 common equity ratio improved 42bps to 8.65%

Tangible common equity ratio at 6.25%, highest level in 15 years

– Overall global excess liquidity sources remain at elevated levels after planned reductions of long and short-term debt

No change in overall excess liquidity sources since Moody’s downgrade

Time to required funding metric improved from 22 months at 2Q11 to 27 months at 3Q11

Funding and Liquidity

Global Excess Liquidity Sources ($B) and

Time to Required Funding (months) 1, 2

700 600 500 400 300 200 100 0

23 24 25 22 27

$324 $336 $386 $402 $363

3Q10 4Q10 1Q11 2Q11 3Q11

30 25 20 15 10 5 0

Parent company

Bank subsidiaries

Broker/dealers

Time to Required Funding

Long-term Debt ($B)

500 400 300 200 100 0

$479 $448 $434 $427 $399

3Q10 4Q10 1Q11 2Q11 3Q11

Proactively reduced short-term unsecured funding by approximately $15B to immaterial amounts, at the parent company and broker/dealers

Reduced long-term debt to $399B

Down from $479B at 3Q10, in line with stated intent to reduce by 15-20% by the end of 2011

Plan to further decrease by $70-120B by end of 2013

Reduction in long-term debt includes $4.5B impact of FVO on structured liabilities

Global Excess Liquidity Sources declined from 2Q11 to $363B due primarily to previously planned reductions in wholesale funding

Time to Required Funding increased to 27 months as parent company liquidity remains high and annual debt maturities are lower after 2012

Parent & Broker/Dealers Unsecured Short-term Borrowings ($B) 3

35 30 25 20 15 10 5 -

$20 $23 $20 $15 $0

3Q10 4Q10 1Q11 2Q11 3Q11

Commercial paper Master Notes

1 Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and is readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or FHLB borrowing capacity. Transfers of liquidity from the bank or broker dealer subsidiaries are subject to certain regulatory restrictions.

2 Time to Required Funding is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of both Bank of America Corporation and Merrill Lynch & Co., Inc. can be met using only its Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. For 2Q11 and 3Q11, we have also included in the amount of unsecured contractual obligations the $8.6B liability, including estimated costs, for the previously announced settlement agreement with BNY Mellon.

3 Included in Commercial paper and other short-term borrowings on the Corporation’s Consolidated Balance Sheet.

Deposits

Inc/(Dec)

$ in millions 3Q11 2Q11 3Q10

Net interest income 1 $1,987 ($294) $33

Noninterest income 1,132 112 (60)

Total revenue, net of interest expense 3,119 (182) (27)

Provision for credit losses 52 21 (10)

Noninterest expense 2,627 18 (147)

Income tax expense 1 164 (73) 52

Net income $276 ($148) $78

Key Indicators ($ in billions) 3Q11 2Q11 3Q10

Average deposits $422.3 $426.7 $411.1

Client brokerage assets 61.9 69.0 60.0

Operating cost per $ deposit 2 2.47% 2.45% 2.68%

Rate paid on deposits 0.25% 0.29% 0.41%

Return on average economic capital 3 18.8% 30.0% 12.4%

Net income of $276MM was down $148MM from 2Q11 driven by lower net interest income Average deposits are up from 3Q10 but seasonally down from 2Q11 Rates paid on deposits declined from 29bps to 25bps from 2Q11 Third consecutive quarter of positive net new checking accounts Customer Solutions pilot trending above expectations

– Nationwide roll-out is expected to begin in 2012 Hired more than 300 Financial Solutions Advisors and Small Business Bankers to execute on our customer focused strategy to deepen relationships

1 Fully taxable-equivalent basis.

2 Operating cost per dollar deposit represents annualized noninterest expense, excluding certain expenses, as a percentage of average deposits.

3 Calculated as net income, excluding cost of funds and earnings credit on intangibles, divided by average economic capital. This is a non-GAAP measure. We believe the use of this non-GAAP measure provides additional clarity in assessing the results of the segments. Other companies may define or calculate this measure differently. For reconciliation to GAAP measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Card Services

Inc/(Dec)

$ in millions 3Q11 2Q11 3Q10

Net interest income 1 $2,823($82)($677)

Noninterest income 1,684(267)(193)

Total revenue, net of interest expense 4,507(349)(870)

Provision for credit losses 1,037 735(2,029)

Noninterest expense 1,458(74)(10,376)

Income tax expense 1 748(335) 427

Net income $1,264($675) $11,108

Key Indicators ($ in billions) 3Q11 2Q11 3Q10

Average loans and leases $123.5 $127.3 $141.1

Delinquent dollars 30 days+ 5.1 5.4 8.3

30 days+ delinquency ratio 4.1% 4.3% 6.0%

Delinquent dollars 90 days+ 2.7 3.1 4.5

90 days+ delinquency ratio 2.2% 2.4% 3.2%

Net charge-offs 2.0 2.4 3.9

as a % of avg. loans 6.5% 7.7% 11.0%

Credit card purchase volumes 53.6 54.1 51.9

Debit card purchase volumes 62.8 64.0 58.0

Return on average economic capital 2 49.3% 74.8% 16.6%

Net income of $1.3B was down $675MM compared to 2Q11 from higher provision expense and lower revenue, partially offset by lower noninterest expense Revenue decline driven by 2Q11 gains on U.S. portfolio sales, and the NII impact from lower yields and loan balances 3Q10 results were impacted by $10.4B goodwill impairment charge Provision expense increased $735MM from 2Q11 as a $403MM, or 17%, improvement in net charge-offs was more than offset by $1.1B in lower reserve reductions Average loans declined $3.8B from 2Q11 due to higher payments, charge-offs, portfolio divestitures and continued run-off of non-core portfolios

– Non-core portfolios declined $1.1B from 2Q11 Credit card purchase volume increased 5% from 3Q10 and was up modestly from 2Q11 after adjusting for portfolio divestitures New U.S. credit card accounts continue to grow and are up 17% from 2Q11 - U.S. credit card net losses improved for the 8th consecutive quarter while 30+ day delinquency rate is at historical lows During 3Q11, as a result of the decision to exit the international consumer card businesses, the Global Card Services business segment was renamed to Card

Services. The international consumer card business results have been moved to All Other and prior periods have been reclassified

1 Fully taxable-equivalent basis.

2 Calculated as net income, excluding goodwill impairment charge, cost of funds and earnings credit on intangibles, divided by average economic capital. This is a non-GAAP measure. We believe the use of this non-GAAP measure provides additional clarity in assessing the results of the segments. Other companies may define or calculate this measure differently. For reconciliation to GAAP measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Global Wealth & Investment Management

Inc/(Dec) $ in millions 3Q11 2Q11 3Q10

Net interest income 1 $1,411 ($160) $66 Noninterest income 2,819 (100) 266 Total revenue, net of interest expense 4,230 (260) 332 Provision for credit losses 162 90 35 Noninterest expense 3,516 (115) 171 Income tax expense 1 205 (76) 48 Net income $347 ($159) $78

Key Indicators ($ in billions) 3Q11 2Q11 3Q10

Total client balances $2,063.3 $2,202.0 $2,120.9

Average loans and leases 102.8 102.2 99.1

Average deposits 255.7 255.2 234.8 Liquidity AUM flows (2.6) (3.8) (6.6) Long-term AUM flows 4.5 4.5 4.0 Financial advisors (in thousands) 16.7 16.2 15.5 Pre-tax margin 13.0% 17.5% 10.9% Return on average economic capital 2 19.7% 30.0% 15.8%

Net income of $347MM was down $159MM from 2Q11 on lower revenue and higher credit costs Revenue down from 2Q11

– Lower NII due to current interest rate environment

– Lower transactional revenue reflecting lower market activity

– Record Asset Management fees driven by continued inflows into long-term AUM

Provision expense increased driven by reserve releases in 2Q11 Client balances fell 6.3% driven almost entirely by lower market levels Long-term AUM continues to experience inflows partially offset by liquidity outflows Overall rates paid on GWIM deposits declined 7bps in 3Q11

9th consecutive quarter of increased client facing associates driven by the addition of 475 net Financial Advisors in 3Q11

1 Fully taxable-equivalent basis.

2 Calculated as net income, excluding cost of funds and earnings credit on intangibles, divided by average economic capital. This is a non-GAAP measure. We believe the use of this non-GAAP measure provides additional clarity in assessing the results of the segments. Other companies may define or calculate this measure differently. For reconciliation to GAAP measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Global Commercial Banking

Inc/(Dec) $ in millions 3Q11 2Q11 3Q10

Net interest income 1 $1,743 ($84) ($110) Noninterest income 790 (194) 10 Total revenue, net of interest expense 2,533 (278) (100) Provision for credit losses (150) 267 (706) Noninterest expense 1,018 (51) (43) Income tax expense 1 615 (163) 243 Net income $1,050 ($331) $406

Key Indicators ($ in billions) 3Q11 2Q11 3Q10

Average loans and leases $188.0 $189.3 $199.3 Average deposits 173.8 166.5 148.6 Reservable utilized criticized exposure 22.8 27.0 36.3 Nonperforming loans, leases and foreclosed properties 6.6 7.4 9.4 Credit revenue 1.4 1.6 1.5

Treasury revenue 1.2 1.3 1.1

Return on average economic capital 2 20.8% 28.0% 11.5%

Net income of $1.1B was down $331MM from 2Q11 driven by lower reserve releases and revenue declines

– Revenue declined due to lower NII and the absence of a gain that occurred in 2Q11

– Expenses are down from 2Q11 as the business continues to tightly manage costs Average deposits grew $7.4B from 2Q11 as customers remained highly liquid Average loans declined $1.3B from 2Q11

– Commercial real estate loans were down $2.4B

– Commercial and Industrial loans were flat while auto loans increased $1.2B

Asset quality continued to improve from 2Q11

– Nonperforming loans and foreclosed properties declined $784MM or 11%

– Reservable utilized criticized exposure decreased $4.3B or 16%

1 Fully taxable-equivalent basis.

2 Calculated as net income, excluding cost of funds and earnings credit on intangibles, divided by average economic capital. This is a non-GAAP measure. We believe the use of this non-GAAP measure provides additional clarity in assessing the results of the segments. Other companies may define or calculate this measure differently. For reconciliation to GAAP measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Global Banking & Markets

Inc/(Dec) $ in millions 3Q11 2Q11 3Q10

Net interest income 1 $1,846 $59 ($38) Noninterest income 3,376 (1,629) (1,813) Total revenue, net of interest expense 5,222 (1,570) (1,851) Provision for credit losses 15 97 172 Noninterest expense 4,480 (228) 169 Pre-tax income 727 (1,439) (2,192) Income tax expense 1 1,029 422 (422) Net loss ($302) ($1,861) ($1,770)

Key Indicators ($ in billions) 3Q11 2Q11 3Q10

Average loans and leases $120.1 $109.5 $98.9 Average deposits 121.4 116.9 96.0 Average trading-related assets 490.4 501.0 507.0 Global Markets risk weighted assets 2 257.1 259.9 321.4 Sales and trading revenue 2.8 3.8 4.4

Investment banking fees 1.0 1.6 1.3

Corporate banking revenue 1.4 1.4 1.3 Proprietary trading revenue - 0.2 0.3 Average VaR ($ in MM) 163.7 229.2 185.0 Return on average economic capital 3 n/m 23.2% 14.6%

Net loss of $302MM includes $774MM charge related to the deferred tax asset (DTA) as a result of a change in the UK statutory tax rate Excluding the impact of the UK tax rate change, net income of $472MM was down $1.1B from 2Q11 on lower sales and trading results and investment banking fees Sales and trading revenue of $2.8B declined $1.0B from 2Q11 and was down $1.7B from 3Q10

– Results include DVA gains of $1.7B in 3Q11 compared to gains of $121MM in 2Q11 and a loss of $34MM in 3Q10. 12% of the 3Q11 DVA was incurred in the equity business

– 3Q11 impacted by adverse market conditions across fixed income products with extreme volatility in credit markets

– Risk aversion has slowed customer activity as reflected in the reduction in VaR

Investment banking fees declined from a record 2Q11 due to market uncertainty and decline in global fee pools

– Bank of America Merrill Lynch remains ranked No. 2 globally in net investment banking fees in 3Q11 Average loan and lease balances increased $10.7B from 2Q11 from growth in international and domestic commercial loans and international trade finance Legacy exposures declined 3% to $16.6B led by reductions in ARS and CDOs; exposures are down 28% YTD 2011

1 Fully taxable-equivalent basis.

2 Risk weighted assets are defined under Basel I rules.

3 Calculated as net income, excluding cost of funds and earnings credit on intangibles, divided by average economic capital. This is a non-GAAP measure. We believe the use of this non-GAAP measure provides additional clarity in assessing the results of the segments. Other companies may define or calculate this measure differently. For reconciliation to GAAP measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Mortgage Business Transformation

From

Market share driven

Multi-channel production

Adding MSRs

Regular and default servicing together

Ancillary businesses

To

Integrated into consumer franchise

– 38K Home Loan referrals to Consumer Banking in 3Q11

– 162K Consumer Banking referrals to Home Loans in 3Q11

Direct to consumer

– Exited or exiting Wholesale and Correspondent channels

Reducing MSRs

– As of 3Q11, completed sale of servicing on 150K loans

– Additional sales will take place in 4Q11

– Exit of Correspondent channel will result in adding less MSRs in the future

Legacy Asset Servicing established

Exiting non-core activities (e.g., Balboa, reverse mortgage, etc.)

Consumer Real Estate Services

3Q11

Less Mortgage- Adjusted 3Q11

3Q11 Reported related and Other CRES Less

Results Selected Selected Items 1

$ in millions Adjustments

Total revenue, net of interest expense 2 $2,822($278) $3,100

Provision for credit losses 918 - 918

Noninterest expense 3,852 640 3,212

Income tax benefit 2(811)(382)(429)

Net loss($1,137)($536)($601)

2Q11

Less Mortgage- Adjusted 2Q11

2Q11 Reported related and Other CRES Less

Results Selected Selected Items 1

$ in millions Adjustments

Total revenue, net of interest expense 2($11,315)($14,786) $3,471

Provision for credit losses 1,507 - 1,507

Noninterest expense 8,645 5,219 3,426

Income tax benefit 2(6,948)(6,439)(509)

Net loss($14,519)($13,566)($953)

Selected CRES related items ($ in millions) 3 3Q11 2Q11

Representations and warranties provision ($278) ($14,037) MSR write-down 4 - (1,501) Balboa sale gain, net of fees - 752 Goodwill impairment charge - (2,603) Litigation expense 5 (290) (1,900) Assessments and waivers costs (350) (716)

3Q11 net loss of $1.1B improved $13.4B over the second quarter primarily as a result of selected items taken in 2Q11 Excluding the selected items for the two quarters, the net loss in 3Q11 improved primarily as lower credit loss provision and improved net interest income offset less favorable MSR hedge results Home Loans produced a modest profit in the quarter while Legacy Asset Servicing recorded a loss from elevated expenses Servicing income, excluding noted items, declined $0.4B driven by less favorable hedge results Core production income was flat vs. 2Q11 as improved margins were offset by lower lock volumes

3Q11 provision for credit losses improved as portfolio trends continued to stabilize During the quarter, the MSR asset decreased by $4.5B from $12.4B in 2Q11 to $7.9B driven primarily by a decline in interest rates

Key Indicators ($ in billions) 3Q11 2Q11 3Q10

Average loans and leases $120.1 $121.7 $127.7

Total Corporation home loan originations:

First mortgage 33.0 40.4 71.9

Home equity 0.8 1.1 2.1

MSR, end of period (EOP) 7.9 12.4 12.3

Capitalized MSR (bps) 52 78 73

Serviced for others, (EOP in trillions) 1.5 1.6 1.7

Net interest income 0.9 0.6 1.3

Servicing income 6 1.3 1.7 0.8

Core production income 0.8 0.8 1.8

Rep and warranty expense(0.3)(14.0)(0.9)

1 Represents non-GAAP financial measure.

2 Fully taxable-equivalent basis.

3 Items shown are on a pre-tax basis.

4 Excludes net positive hedge activity of approximately $628MM in 2Q11.

5 3Q11 amount is included in overall mortgage-related litigation amount of $0.5 billion on the Expenses slide.

6 2Q11 amount excludes MSR write-down of $1.5 billion.

Legacy Asset Servicing ($B)

3Q11 2Q11 Change

60+ delinquent first mortgages in servicing 1,158 1,211(53)

portfolio (# of loans in thousands)

First mortgage servicing portfolio 60+

delinquency rate (%) 28% 28% -

Pre-tax loss (excl. notable items) 1($1.4)($2.2) $0.8

Representations and warranties provision $0.3 $14.0($13.8)

Noninterest expense (excl. notable items) 2 $1.9 $1.9 -

Staffing (in thousands) 3 42.1 40.4 1.7

Continue to make progress in reducing delinquent serviced loans as modifications, foreclosures and short sales outpace new entrants

1 Notable items include representations and warranties expense, litigation expense, and assessments and waivers fees. These items are listed the Consumer Real Estate Services slide.

2 Notable items include litigation expense, and assessments and waiver fees. These items are listed on the Consumer Real Estate Services slide.

3 Staffing includes full-time equivalent associates, offshore associates and contractors.

All Other 1

Inc/(Dec)

$ in millions 3Q11 2Q11 3Q10

Total revenue, net of interest expense 2 $6,269 $3,721 $5,026

Provision for credit losses 1,373 (469) 933

Noninterest expense 662 -(306)

Income tax benefit 2 (500)(660) 23

Net income $4,734 $4,850 $4,376

Key Indicators ($ in billions) 3Q11 2Q11 3Q10

Average loans and leases $286.8 $287.8 $268.1

Average deposits 52.9 48.1 55.5

Book value of Global Principal Investments 6.9 10.8 12.2

Total BAC equity investment exposure 26.9 44.1 55.7

Net income of $4.7B was primarily driven by a decrease in the fair value of our structured liabilities due to widening credit spreads Equity investment income included the gain on sale of CCB shares of $3.6B partially offset by losses of

$2.2 billion in other equity investments

Revenue is positively impacted by the following selected items:

$ in millions 3Q11 2Q11 3Q10

FVO on structured liabilities $4,506 $214 ($190)

Gains on sales of debt securities 697 831 794

Equity investment income 1,382 1,136 266

Noninterest expense improved compared to 3Q10 due to lower merger and restructuring charges During 3Q11, as a result of the decision to exit the international consumer card business, the international consumer credit card business results have been moved to All Other from Card Services and prior periods have been reclassified

1 All Other includes the discontinued real estate portfolio, Global Principal Investing business, the international consumer card business, activities of our strategic investment portfolio and our discretionary portfolio used to provide interest rate risk management on our balance sheet.

2 Fully taxable-equivalent basis.

Expenses

3Q11 Noninterest Expense ($B)

3Q11 2Q11

Total noninterest expense $17.6 $22.9 Mortgage-related selected items Litigation expense 0.5 1.9 Assessments and waivers costs 0.4 0.7 CRES goodwill impairment charge — 2.6

• Noninterest expense decreased $5.3B from 2Q11

• 3Q11 included increased servicing costs in our mortgage business as well as increased costs of adding client-facing professionals across targeted growth areas offset by reduced personnel in other areas of the company

– Among the many client facing associates added in growth areas during the quarter were 475 Financial Advisors, 176 Financial Solutions Advisors and 146 Small Business Bankers

– Average FTE in 3Q11 290,509 vs. 287,839 in 2Q11

– Ending FTE at 3Q11 288,739 vs. 288,084 in 2Q11, of which approximately 2K have been notified of termination but are still in FTE at 3Q11

• 3Q11 included revenue-related incentive reductions given revenue declines, particularly in our capital markets businesses

Consumer Credit Trends

Inc/(Dec) $ in millions 3Q11 2Q11 3Q10

Net charge-offs $4,475 ($687) ($1,631)

30+ performing delinquencies 1 12,552 (965) (5,359)

Nonperforming loans and foreclosed properties 21,039 (236) (1,875) Provision expense 3,466 (312) (1,336) Allowance for loan and lease losses 30,257 (1,627) (5,104) Allowance for loan and lease losses excl. CFC PCI 2 22,018 (1,627) (7,810)

% coverage of loans and leases 3 4.9% (14)bps (67)bps

% coverage of loans and leases excl. CFC PCI 2, 3 3.8% (19)bps (122)bps # times of annualized net charge-offs 1.70x 0.16x 0.24x # times of annualized net charge-offs excl. CFC PCI 2 1.24x 0.10 x 0.01 x

Consumer Net Charge-offs ($MM)

$4,000 $3,000 $2,000 $1,000 $-

$2,013 $1,092 $989 $301 $56

3Q10 4Q10 1Q11 2Q11 3Q11

Residential mortgage Home equity Credit card

Direct/Indirect Other Consumer

Net charge-offs declined $687MM in 3Q11 compared to 2Q11

– Driven by continued improvement in the U.S. credit card portfolio and declines in consumer real estate 30+ performing delinquencies (excluding fully insured home loans) improved 7% from 2Q11 Nonperforming loans and foreclosed properties continued to decline Total provision expense was $3.5B ($4.5B charge-offs and reserve reduction of $1.0B)

$30.3B allowance for loan and lease losses provides coverage for 4.90% of loans compared to $31.9B and 5.04% coverage in 2Q11

– Allowance covers 1.70 times current period annualized net charge-offs compared to 1.54 times in 2Q11 (excluding PCI allowance: 1.24 times in 3Q11 vs. 1.14 times in 2Q11)

1 Excludes FHA-insured loans and other loans individually insured under long-term standby agreements.

2 Represents non-GAAP financial measure.

3 Excludes FVO loans.

Residential Mortgage and Home Equity 30+ Performing Delinquencies

Residential Mortgage, 30+ Performing Past Due ($B,%) 1, 2

$8.0 $6.0 $4.0 $2.0

2.3%

$5.7

3Q08

3.1%

$7.0

3Q09

2.8% $5.3 3Q10

2.8% $5.2 4Q10

2.6% $4.4 1Q11

2.5% $4.3 2Q11

2.4% $4.0 3Q11

3.5% 3.0% 2.5% 2.0% 1.5% 1.0% 0.5% 0.0%

30+ day past due 30+ day past due %

Home Equity, 30+ Performing Past Due ($B,%) 2

$2.5 $2.0 $1.5 $1.0

1.4%

$1.9

3Q08

1.6%

$2.2

3Q09

1.6% $2.0 3Q10

1.5% $1.9 4Q10

1.5% $1.8 1Q11

1.4% $1.7 2Q11

1.5% $1.7 3Q11

2.0% 1.5% 1.0% 0.5% 0.0%

30+ day past due 30+ day past due %

1 Excludes FHA-insured loans and other loans individually insured under long-term standby agreements.

2 Excludes PCI loans.

Consumer Nonperforming Loans, Leases and Foreclosed Properties (NPAs)

Residential Mortgage NPAs ($MM)

$25,000

$ 20,000 $15,000 $10,000 $5,000 $0

$19,396

$13,393

$6,003

3Q10

$18,676

$13,734

$4,942

4Q10

$18,493

$13,703

$4,790

1Q11

$17,971 $13,364

$4,607

2Q11

$17,676

$13,092

$4,584

3Q11

Resi < 180 DPD Resi ≥ 180 DPD

$4,000 $3,000 $2,000 $1,000 $0

$2,768

$878

$1,890

3Q10

$2,763

$985

$1,778

4Q10

$2,633

$1,008

$1,625

1Q11

$2,417

$984

$1,433

2Q11

$2,397

$1,029

$1,368

3Q11

Home Equity <180 DPD Home Equity ≥ 180 DPD

Consumer Real Estate NPAs continue to show modest improvement as balances have declined five straight quarters Residential Mortgage NPAs declined from 2Q11 as charge-offs, driven by elevated refresh losses, paydowns and returns to performing status continue to outpace new nonaccrual loans

Home Equity NPAs decreased from 2Q11 driven by charge-offs, returns to performing status and paydowns outpacing inflows

Commercial Credit Trends

Inc/(Dec)

$ in millions 3Q11 2Q11 3Q10

Net charge-offs $611 $108($480)

Nonperforming loans, leases and foreclosed properties 8,020(763)(3,622)

Reservable criticized 30,901(4,209)(16,797)

Provision expense(59) 464(653)

Allowance for loan and lease losses 4,825(603)(3,395)

% coverage of loans and leases 1 1.59%(23)bps(119)bps

# times annualized net charge-offs 1.99x(0.70)x 0.09x

Commercial Net Charge-offs 1 ($MM)

$500 $400 $300 $200 $100 $0

$296

$220

$96

3Q10 4Q10 1Q11 2Q11 3Q11

Commercial & Industrial Small business Commercial real estate

Net charge-offs increased $108MM in 3Q11 compared to 2Q11

– Higher net charge-offs in commercial real estate were covered by reserves Nonperforming loans, leases and foreclosed properties decreased $763MM (9%) from 2Q11 and

$3.6B (31%) from 3Q10

– 7th consecutive quarter with declines; 41% decline from 4Q09 peak Reservable criticized decreased $4.2B (12%) from 2Q11 and $16.8B (35%) from 3Q10

– 8th consecutive quarter with declining balances; 49% decline from 3Q09 peak Total provision benefit of $59MM included a reserve reduction of $670MM, which includes the reserve for unfunded lending commitments

$4.8B allowance for loan and lease losses now covers 1.99 times current period annualized net charge-offs compared to 2.69 times in 2Q11

1 Excludes FVO loans.

3Q11 Results by Business Segment

3Q11 Results by Business Segment ($MM)

Consumer Global Global Global

Total Card Wealth &

Deposits Real Estate Commercial Banking & All Other

Corporation Services Investment

Services Banking Markets Management

Net interest income 1 10,739 $1,987 $2,823 $923 $1,743 $1,846 $1,411 $6

Card income 1,911 1 1,720 - 67 32 19 72

Service charges 2,068 1,071 5 - 563 410 20(1)

Investment and brokerage services 3,022 45 - - 6 613 2,364(6)

Investment banking income (loss) 942 - - - 7 1,048 50(163)

Equity investment income 1,446 - 1 - 36 21 6 1,382

Trading account profits (losses) 1,604 - - - (13) 1,621 25(29)

Mortgage banking income (loss) 1,617 - - 1,800 - 9 5(197)

Insurance income 190 3 27 23 - - 79 58

Gains (losses) on sales of debt securities 737 - (1) 6 - 36(1) 697

All other income (loss) 4,426 12(68) 70 124(414) 252 4,450

Total noninterest income 17,963 1,132 1,684 1,899 790 3,376 2,819 6,263

Total revenue, net of interest expense 1 28,702 3,119 4,507 2,822 2,533 5,222 4,230 6,269

Total noninterest expense 17,613 2,627 1,458 3,852 1,018 4,480 3,516 662

Pre-tax, pre-provision earnings (loss) 1 11,089 492 3,049(1,030) 1,515 742 714 5,607

Provision for credit losses 3,407 52 1,037 918(150) 15 162 1,373

Income (loss) before income taxes 7,682 440 2,012(1,948) 1,665 727 552 4,234

Income tax expense (benefit) 1 1,450 164 748(811) 615 1,029 205(500)

Net income (loss) $6,232 $276 $1,264($1,137) $1,050($302) $347 $4,734

1 Fully taxable-equivalent basis. Fully taxable-equivalent basis and pre-tax, pre-provision are non-GAAP financial measures.

Impact of FHA and Other Fully Insured Home Loans on Delinquencies 1

FHA and Other Fully Insured Home Loans ($MM)

3Q10 4Q10 1Q11 2Q11 3Q11

FHA and Other Fully insured Home Loans 30+ Performing Delinquencies $18,256 $19,150 $22,961 $23,802 $24,140

Change from prior period 1,203 894 3,811 841 338

30+ Performing Delinquency Amounts

Total consumer as reported 36,167 36,254 38,072 37,319 36,692

Total consumer excluding FHA and other fully insured home loans 2 17,911 17,104 15,111 13,517 12,552

Residential mortgages as reported 23,573 24,267 27,381 28,091 28,146

Residential mortgages excluding FHA and other fully insured home loans 2 5,317 5,117 4,420 4,289 4,006

30+ Performing Delinquency Ratios

Total consumer as reported 5.70% 5.63% 6.00% 5.90% 5.94%

Total consumer excluding FHA and other fully insured home loans 2 3.23% 3.16% 2.90% 2.63% 2.54%

Residential mortgages as reported 9.69% 9.41% 10.45% 10.55% 10.56%

Residential mortgages excluding FHA and other fully insured home loans 2 2.82% 2.84% 2.57% 2.52% 2.44%

• During 3Q11, our 30+ performing delinquency trends continued to improve

– Total consumer 30+ performing delinquency excluding fully insured home loans improved for the 10th consecutive quarter, down $965MM

– Total consumer credit card of $651MM led the decline

1 Includes FHA-insured loans and loans individually insured under long-term standby agreements.

2 Excludes PCI loans.

Home Loans Asset Quality Key Indicators

Home Loans Asset Quality Indicators ($MM)

Residential Mortgage 1 Home Equity Discontinued Real Estate 1

3Q11 2Q11 3Q11 2Q11 3Q11 2Q11

Excluding Excluding

Countrywide Countrywide Excluding Excluding Excluding Excluding

Purchased Purchased Countrywide Countrywide Countrywide Countrywide

As As As As As As

Credit- Credit- Purchased Purchased Purchased Purchased

Reported Reported Reported Reported Reported Reported

impaired and impaired and Credit- Credit- Credit- Credit-

Fully Insured Fully Insured impaired impaired impaired impaired

Loans Loans

Loans end of period $266,516 $164,373 $266,333 $169,865 $127,736 $115,594 $130,654 $118,339 $11,541 $1,300 $12,003 $1,126

Loans average 267,308 167,040 264,258 171,285 129,125 116,918 131,786 119,416 11,967 1,145 12,450 1,292

Net charge-offs $989 $989 $1,104 $1,104 $1,092 $1,092 $1,263 $1,263 $24 $24 $26 $26

% of average loans 1.47% 2.35% 1.67% 2.58% 3.35% 3.70% 3.84% 4.24% 0.80% 8.34% 0.84% 8.09%

Allowance for loan losses $5,832 $4,511 $5,845 $4,600 $12,998 $7,925 $13,111 $8,036 $1,902 $57 $1,997 $78

% of loans 2.19% 2.74% 2.19% 2.71% 10.18% 6.86% 10.03% 6.79% 16.48% 4.39% 16.64% 6.91%

Average refreshed (C)LTV 2 84 85 88 88 81 83

90%+ refreshed (C)LTV 2 37% 38% 45% 47% 29% 32%

Average refreshed FICO 712 715 726 725 634 636

% below 620 FICO 16% 15% 12% 12% 46% 47%

1 Excludes FVO loans.

2 Loan-to-value (LTV) calculations apply to the residential mortgage and discontinued real estate portfolio. Combined loan-to-value (CLTV) calculations apply to the home equity portfolio.

Home Equity ($B)

3Q11 2Q11 1Q11 4Q10 3Q10

% Stand-alone (non piggy-back) 92% 91% 90% 90% 90%

Legacy Countrywide PCI loans $12.1 $12.3 $12.5 $12.6 $12.8

Allowance for PCI loans 5.1 5.1 4.9 4.5 4.4

Non PCI first-lien loans 24.9 25.1 25.4 24.8 25.3

Non PCI second-lien loans 90.7 93.3 95.7 100.5 103.5

Second liens > 100% CLTV 43% 43% 40% 36% 36%

% Current 94% 94% 93% 93% 93%

Allowance for non PCI loans $7.9 $8.0 $7.9 $8.4 $8.5

Total net charge-offs 1 1.1 1.3 1.2 1.3 1.4

On the $90.7B second-lien positions approximately 43%, or $38.8B, have CLTV>100%

– Does not mean entire second-lien position is a loss in the event of default

– Assuming proceeds of 85% of the collateral value, we estimate collateral value of $10.6B available for second-liens

1 Charge-offs do not include Countrywide PCI portfolio as they were considered in establishing nonaccretable difference in the original purchase accounting.